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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                           ---------------------------


                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

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Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Units representing ownership interests in limited partnership interests

     (2)  Aggregate number of securities to which transaction applies: 28,894.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The amount on which the filing fee is calculated was determined pursuant to Rule 0-11(c)(2) of the Exchange Act by multiplying 1/50th of 1% by $17,150,000, the aggregate amount of cash to be received by the registrant.

     (4)  Proposed maximum aggregate value of transaction: $17,150,000.

     (5)  Total fee paid: $3,430.

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                                ONE SEAPORT PLAZA
                             NEW YORK, NY 10292-0116

                                                             September 17, 1996

Dear Unitholders:

     We are pleased to inform you that on June 13, 1996, Prudential-Bache/Watson & Taylor, Ltd.-I (the "Partnership") entered into a contract of sale to sell (the "Sale") the properties owned by the Partnership (the "Properties") to Public Storage, Inc. (the "Buyer"). The purchase price for these six improved Properties is $17,150,000.

     The Partnership intends to make a cash distribution to Unitholders representing the bulk of the purchase price promptly after the closing of the Sale. The Partnership would then anticipate being able to make one or more subsequent distributions within approximately one year after the closing of the Sale, and thereafter to liquidate (the "Liquidation"). The Partnership estimates that these liquidating distributions will aggregate approximately $550 per unit.

     THE SALE AND LIQUIDATION REQUIRES THE CONSENT OF A MAJORITY OF THE UNITS. YOUR APPROVAL IS VERY IMPORTANT.

     PRUDENTIAL-BACHE PROPERTIES, INC., THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP, AND GEORGE S. WATSON AND A. STARKE TAYLOR, III, THE INDIVIDUAL GENERAL PARTNERS OF THE PARTNERSHIP, BELIEVE THAT THE SALE AND LIQUIDATION ARE IN THE BEST INTERESTS OF THE PARTNERSHIP AND RECOMMEND THAT YOU CONSENT TO THE SALE AND LIQUIDATION. THE GENERAL PARTNERS BASE THEIR RECOMMENDATION ON, AMONG OTHER THINGS, THE FOLLOWING FACTORS:

     (1) Their belief that current market conditions are favorable for the sale of the Partnership's Properties,

     (2) The timing of the sale is consistent with the anticipated holding period for Units set forth in the initial offering,

     (3)  The Sale and Liquidation provides liquidity to Unitholders,

     (4) The price and terms negotiated with the Buyer were the result of a competitive bidding process and were the most favorable of the offers received to acquire the Properties in the bidding process described under "THE

          TRANSACTION--Background of the Sale of the Properties" in the attached Consent Statement,

     (5) The purchase price exceeds the aggregate appraised value of the Properties, as determined by Cushman & Wakefield, an independent, third-party appraisal firm (see "THE TRANSACTION--Fairness Opinion and Appraisals" in the attached Consent Statement), and

     (6) An opinion from Robert A. Stanger & Co. to the effect that the consideration to be received in the Sale is fair from a financial point of view to the Partnership (see "THE TRANSACTION--Fairness Opinion and Appraisals" in the attached Consent Statement).

     (7) The terms and conditions of the Contract of Sale, as described under "THE CONTRACT OF SALE."

     Unitholders should be aware that, if the Sale is consummated, the Partnership would not receive the benefits of any potential increases in cash flow or values of the Properties following the Sale.

     The attached Consent Statement contains detailed information concerning the proposed Sale and Liquidation. We urge you to read the Consent Statement and enclosed materials carefully before voting. If you have any questions please feel free to call our consent solicitors, Morrow & Co., Inc. at (800) 566-9061.


                                        Very truly yours,




                                         Thomas F. Lynch, III
                                         President
                                         Prudential-Bache Properties, Inc.
                                         Managing General Partner

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                                ONE SEAPORT PLAZA
                             NEW YORK, NY 10292-0116

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                  NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT

                               SEPTEMBER 17, 1996

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To the Unitholders of Prudential-Bache/Watson & Taylor, Ltd.-I:

     NOTICE IS HEREBY GIVEN to the holders (the "Unitholders") of the limited partnership interests in the Partnership (the "Units") of Prudential-Bache/Watson & Taylor, Ltd.-I, a Texas limited partnership (the "Partnership"), that Prudential-Bache Properties, Inc., the Managing General Partner of the Partnership ("PB Properties"), is soliciting written consents, in lieu of a meeting of Unitholders, to approve a single proposal, involving (a) the sale of substantially all of the assets of the Partnership as contemplated by the Contract of Sale, dated as of June 13, 1996 (the "Contract of Sale"), by and between the Partnership and Public Storage, Inc. and (b) the complete liquidation and dissolution of the Partnership (collectively, the "Transaction"), all as more fully described in the accompanying Consent Statement. The Transaction must be approved by the holders of a majority of the Units, which approval shall constitute the approval of the Partnership.

     Only Unitholders of record at the close of business on September 1, 1996 are entitled to give their consent to these actions.

     The accompanying Consent Statement describes the Transaction in detail.

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                   YOUR CONSENT TO THIS PROPOSAL IS IMPORTANT

       DEADLINE: 10:00 A.M., NEW YORK TIME, ON FRIDAY, OCTOBER 18, 1996

TO ENSURE THAT YOUR INTEREST WILL BE REPRESENTED, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED CONSENT CARD AND PROMPTLY MAIL IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.

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     Your approval is important. Please read the Consent Statement carefully and then complete, sign and date the enclosed Consent Card and return it in the self-addressed postage-prepaid envelope. Any Consent Card which is signed and returned but does not specifically disapprove the Transaction will be treated as approving the Transaction.

     To be counted, the Consent Card must be received on or before 10:00 a.m. New York time on Friday, October 18, 1996 (unless such time is extended). A consent may be revoked by written notice received on or before the expiration of the time for responding.

     Your prompt response is appreciated.

                                            PRUDENTIAL-BACHE PROPERTIES, INC.,

                                            Managing General Partner

New York, New York
September 17, 1996

                    Prudential-Bache/Watson & Taylor, Ltd.-I

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                                CONSENT STATEMENT
                               -------------------

                            ACTION BY WRITTEN CONSENT

                               SEPTEMBER 17, 1996

     This Consent Statement is being furnished to the holders ("Unitholders") of the limited partnership interests (the "Units") in Prudential-Bache/Watson & Taylor, Ltd.-I., a Texas limited partnership (the "Partnership"), in connection with the solicitation of consents by Prudential-Bache Properties, Inc., the Managing General Partner of the Partnership, on behalf of the Partnership. Unitholders are being asked to consent to a proposal which, if approved and consummated, would result in the sale (the "Sale") of substantially all of the Partnership's assets for cash and the complete liquidation and dissolution of the Partnership (collectively, the "Transaction"). The Partnership's assets consist substantially of six improved properties, four of which are combination mini-storage and office/warehouse facilities and two of which are mini-storage facilities (the "Properties").

     The Partnership has entered into a Contract of Sale (the "Contract of Sale") with Public Storage, Inc. (the "Buyer"), dated as of June 13, 1996, for the sale of the Properties to the Buyer for $17,150,000 in cash. Pursuant to the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the sale of all or substantially all of the Partnership's assets, which will result in the dissolution and ultimate liquidation of the Partnership, must be approved by Unitholders who are the record holders of a majority of the Units.

     No person has been authorized to give any information or to make any representation other than those contained in this Consent Statement in connection with the solicitation of consents made hereunder and, if given or made, such information or representation must not be relied upon as having been authorized by the Partnership or any other person. The delivery of this Consent Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

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               THE CONSENT STATEMENT AND FORM OF CONSENT ARE FIRST BEING MAILED TO UNITHOLDERS ON OR ABOUT SEPTEMBER 18, 1996.

            THE DATE OF THIS CONSENT STATEMENT IS SEPTEMBER 17, 1996

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY.................................................................      3
         Selected Historical Financial Data.............................      7
ACTION BY CONSENT.......................................................      8
         General........................................................      8
         Matters to be Considered.......................................      8
         Recommendations of the General Partners .......................      8
         Action by Consent; Record Date.................................      8
         Consents.......................................................      9
THE TRANSACTION.........................................................      9
         Description of the Partnership.................................      9
         General Partners of the Partnership............................     10
         Background of the Sale of the Properties.......................     10
         Recommendations of the General Partners........................     12
         Fairness Opinion and Appraisals................................     13
         Certain Income Tax Consequences and Considerations.............     17
         Accounting Treatment...........................................     21
         Reason for Obtaining Unitholder Approval.......................     21
THE CONTRACT OF SALE ...................................................     22
         The Sale ......................................................     22
         Title and Environmental Defects................................     22
         Closing Conditions.............................................     23
         Remedies.......................................................     23
         Covenants......................................................     24
         Certain Expenses...............................................     24
         Casualty and Condemnation......................................     25
         Termination....................................................     25
FINAL DISTRIBUTIONS AND  LIQUIDATION ...................................     26
NO APPRAISAL RIGHTS.....................................................     27
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.........................     27
MARKET PRICES FOR THE PARTNERSHIP'S UNITS AND
  DISTRIBUTIONS TO UNITHOLDERS AND THE GENERAL PARTNERS.................     28
         Market Price...................................................     28
         Distributions..................................................     28
AVAILABLE INFORMATION...................................................     28

Contract of Sale........................................................Annex A
Stanger Fairness Opinion ...............................................Annex B
Partnership Annual Report on Form 10-K for the year ended
 December 31, 1995......................................................Annex C
Partnership Quarterly Report on Form 10-Q for the quarter ended
 June 30, 1996..........................................................Annex D
Ernst & Young Tax Letter................................................Annex E

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                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Consent Statement, including the Annexes hereto, which are a part of this Consent Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Statement. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Statement. Unitholders are urged to read this Consent Statement in its entirety.


THE PARTNERSHIP
Prudential-Bache/
  Watson & Taylor, Ltd.-I...................The Partnership owns and operates six improved properties, four of which are combination mini-storage and
                                            office/warehouse facilities and two of which are mini-storage facilities (the "Properties").  The offices of the Partnership are located at One Seaport Plaza, New York, New York 10292-0116.

CONSENT DEADLINE

Deadline for Consents.......................Consents must be received by Friday, October 18, 1996, at 10:00 a.m., New York time (unless such time is extended).

THE TRANSACTION

General.....................................The Transaction to be approved by Unitholders is a single proposal for the Sale and Liquidation.  The purchase price for the Properties is $17,150,000.

Final Distributions and
   Liquidation..............................As promptly as practicable following the consummation of the
                                            Sale, the Managing General Partner will determine the amount of assets that it believes will be sufficient to provide for the
                                            Partnership's liabilities, including contingent liabilities, if any.
                                            The remainder of the Partnership's cash will be distributed in accordance with the Partnership Agreement, in an initial liquidating distribution. Once all of its obligations have been satisfied, the
                                            Partnership will distribute its remaining cash and dissolve. It is expected that the bulk of the distribution will be made promptly after the Sale and the remainder within approximately one year. The
                                            Partnership estimates that these liquidating distributions will aggregate approximately $550 per Unit. See "FINAL DISTRIBUTIONS
                                            AND LIQUIDATION."

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Background..................................See "THE TRANSACTION -- Background of the Sale of the
                                            Properties."

Recommendations of the
  General Partners..........................PB Properties, George S. Watson and A. Starke Taylor, III,
                                            the general partners of the Partnership (the "General Partners"), have carefully considered the Transaction and concluded that the
                                            Transaction is in the best interests of the Partnership and the
                                            Unitholders. Accordingly, the General Partners have approved the
                                            Transaction and recommend that Unitholders vote in favor of the
                                            Transaction. See "THE TRANSACTION -- Recommendation of the General
                                            Partners."

Opinion of Financial Advisor................Robert A. Stanger & Co. ("Stanger") acted as financial advisor to the Partnership in connection with the Transaction. The
                                            Partnership has received a fairness opinion from Stanger to the effect that the consideration to be received in the Sale is fair from a financial point of view to the Partnership. See "THE TRANSACTION --
                                            Fairness Opinion and Appraisals." For rendering financial advisory services with respect to the Partnership's portfolio and preparing a fairness opinion in connection with the Sale, Stanger is being paid a fee of $378,700 by the Partnership, a substantial portion of which is contingent upon the closng of the Sale. Stanger is also receiving fees from the other Partnerships in connection with the sale of their properties.

Independent Appraisals......................The Partnership received MAI-certified appraisals of the
                                            Properties from an independent, third-party appraisal firm, Cushman &
                                            Wakefield of Texas, Inc. ("Cushman & Wakefield), dated September
                                            1995. The purchase price exceeds the aggregate appraised value of the
                                            Properties. See "THE TRANSACTION -- Fairness Opinion and Appraisals."

The Buyer...................................Public Storage, Inc., the Buyer, is an equity real estate investment trust ("REIT") organized as a corporation under the laws of the State of California. The Buyer is a fully integrated, self-administered and self-managed REIT that acquires, develops, owns and operates self-service mini-warehouse facilities and also manages similar properties for third parties. The Buyer is the largest owner and operator of mini-warehouses in the United States. The Buyer (or a predecessor) has been the manager of the day-to-day operations of the
                                            Properties since 1988. The offices of the Buyer are located at 701
                                            Western Avenue, Glendale, California. The Buyer has entered into contracts with certain other partnerships formed by the
                                            General Partners under which such other partnerships would sell substantially all of their properties to the Buyer.  See

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                                            "THE TRANSACTION--Background of the Sale of the Properties."

Security Ownership and Voting of
  the General Partners .....................As of September 1, 1996, none of the General Partners or any director or officer of any of the General Partners owned directly or beneficially any of the Units. Prudential Securities Incorporated, an
                                            affiliate of PB Properties, beneficially owned 406 Units
                                            (approximately 1.4% of the outstanding Units) as of September 1, 1996.
                                            Prudential Securities Incorporated intends to vote its Units to approve the Transaction. George S. Watson and A. Starke Taylor, III
                                            (collectively, the "Individual General Partners") own approximately
                                            146 nonvoting "equivalent units." See "VOTING SECURITIES AND
                                            PRINCIPAL HOLDERS THEREOF."

Effective Time of the
  Transaction...............................It is anticipated that the Transaction will be consummated as promptly as practicable after the requisite Unitholder approval has been obtained and all other conditions to the Transaction have been satisfied or waived.

Conditions to the Transaction;
  Termination of the Transaction............The Transaction is conditioned upon, among other things, the approval thereof by Unitholders of record owning a majority of the
                                            Units. The Transaction may be terminated if it is not consummated by
                                            March 13, 1997. The Partnership may terminate the Transaction if the
                                            Partnership receives a more favorable offer for the purchase of the
                                            Properties. In the latter case, a termination fee of $325,850 (plus expenses up to $15,000) shall be payable to the Buyer. A termination fee would also be payable if Unitholder approval is not obtained and a contract or letter of intent to sell the properties at a price exceeding the Purchase Price is entered into within 180 days of the termination of the Contract of Sale. See "THE CONTRACT OF SALE --
                                            Conditions; Termination."

No Appraisal Rights ........................Unitholders do not have appraisal rights in connection with the
                                            Transaction. See "NO APPRAISAL RIGHTS."

Certain Income Tax
  Consequences and
  Considerations............................For U.S. Federal income tax purposes, the Partnership will be required to report a gain allocable to the Unitholders of
                                            approximately $12.1 million in connection with the sale of the
                                            Properties.  As a result, each Unitholder will recognize a gain of approximately $415 per Unit.  See "THE TRANSACTION
                                            -- Certain Income Tax Consequences and Considerations."

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Accounting Treatment........................For financial reporting purposes, the Sale will be treated as a sale of properties.  See "THE TRANSACTION -- Accounting
                                            Treatment."

Regulatory Matters..........................No Federal or State regulatory requirements must be complied with or approvals obtained in connection with the Transactions.

ACTION BY CONSENT

Record Date; Units
  Entitled to Consent.......................Unitholders of record at the close of business on September 1, 1996, are entitled to execute an action by written consent. At such date, there were 28,894 Units outstanding, each of which will entitle the record owner thereof to one vote.

Purpose of the Action.......................Written consents are being solicited to approve (a) the sale of the Properties, which comprise substantially all of the assets of the Partnership (the "Sale") and (b) the complete liquidation and dissolution of the Partnership and the distribution of the assets of the Partnership in accordance with the Partnership
                                            Agreement, other than such assets as are set aside to provide for the payment of all liabilities of the Partnership (the
                                            "Liquidation," and together with the Sale, the "Transaction").

Votes Required..............................The approval of the Transaction will require the written consent of Unitholders of record holding a majority of all outstanding Units of the Partnership entitled to consent thereto.
                                            Such approval will constitute the approval of the Partnership.

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                                        6

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                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data for each of the years in the five-year period ended December 31, 1995 and the six months ended June 30, 1995 and 1996, has been derived from the Partnership's financial statements. The selected financial data set forth below should be read in conjunction with the financial statements and related notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995 and the unaudited financial statements and related notes thereto included in the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, copies of which are attached hereto.


                                                                                                        Six Months ended
                                                Year ended December 31,                                     June 30,
                          ---------------------------------------------------------------------    -------------------------
                            1995           1994           1993            1992           1991           1996           1995
                            ----           ----           ----            ----           ----           ----           ----

Rental income             $2,412,547    $2,303,102     $2,199,480     $2,058,498     $1,874,694    $1,215,647    $1,184,120

Net income                $  854,210    $  835,017     $  754,148     $  667,901     $  597,257    $  349,502    $  439,905

Net income per Unit       $    29.12    $    28.47     $    25.71     $    22.77     $    20.26    $    11.91    $    15.00

Total assets              $7,897,457    $7,986,151     $8,350,911     $8,508,796     $8,845,049    $7,875,947    $7,824,232

Total limited partner
  distributions           $  969,955    $1,030,353     $1,032,385     $1,011,476     $1,024,642    $  484,976    $  484,976

Limited partner
  distributions paid      $    33.40    $    35.48     $    35.55     $    34.83     $    35.10    $    16.70    $    16.70
  per Unit

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                                        7

                                ACTION BY CONSENT

GENERAL

     This Consent Statement is being furnished on behalf of the Partnership to the holders of the limited partnership interests of the Partnership in connection with the solicitation of consents by PB Properties, as Managing General Partner of the Partnership.

     This Consent Statement and accompanying form of Consent Card is first being mailed to Unitholders on or about September 18, 1996.

MATTERS TO BE CONSIDERED

     Consents are being solicited to approve a proposal involving the sale of the Properties, which comprise substantially all of the assets of the Partnership, the complete liquidation and dissolution of the Partnership and the distribution of the assets (which following the Sale will consist principally of cash and cash equivalents) of the Partnership, other than such assets as are set aside to provide for the payment of liabilities of the Partnership.

RECOMMENDATIONS OF THE GENERAL PARTNERS

     The General Partners have approved the sale of the Properties and the complete liquidation and dissolution of the Partnership and recommend that Unitholders consent to the Transaction. See "THE TRANSACTION -- Background of the Sale of the Properties; Recommendations of the General Partners."

ACTION BY CONSENT; RECORD DATE

     The record date has been fixed as September 1, 1996 (the "Record Date") for the determination of Unitholders entitled to consent with respect to the Transaction. As of the close of business on the Record Date, there were 28,894 Units outstanding and entitled to consent, which Units were held by 1,898 Unitholders of record. Each Unitholder of record at the close of business on the Record Date is entitled to consent on the Transaction and cast one vote for each Unit held by returning a properly executed Consent Card.

     The consent of Unitholders who are the record holders of a majority of all outstanding Units entitled to vote thereon is required to approve the Transaction. Under applicable law, in tabulating the vote for any matter, abstentions and broker non-votes will have the same effect as votes against the Transaction.

CONSENTS

     This Consent Statement is being furnished to Unitholders in connection with the solicitation of consents by and on behalf of the Partnership.

     Any consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 a.m. New York time on Friday, October 18, 1996 (unless the time for responses is extended), by sending a written notice of such revocation to the Partnership's consent solicitor, Morrow & Co., Inc., so that such notice arrives before such time. Any written notice of revocation or subsequent consent should be sent to Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022.

     Under applicable law and the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") any matter upon which the Unitholders are entitled to act may be submitted to the Unitholders for a vote by written consent without a meeting.

     The Partnership has retained Morrow & Co., Inc. to aid in the solicitation of consents for a fee of approximately $3,500, plus expenses. In addition to solicitation by use of the mails, officers, directors and employees of PB Properties or its affiliates may solicit consents in person or by telephone, telegram or other means of communication. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. All costs and expenses of this solicitation, including the cost of preparing and mailing this Consent Statement, will be borne by the Partnership.

UNITHOLDERS SHOULD NOT SEND ANY UNIT CERTIFICATES WITH THEIR
CONSENT CARDS.

                                 THE TRANSACTION

DESCRIPTION OF THE PARTNERSHIP

     The Partnership was formed to acquire, develop, own and operate self-storage and business center facilities. In February 1983, the Partnership completed an offering through which it sold 28,894 Units, representing gross proceeds to the Partnership of approximately $14.5 million. The Partnership will terminate on December 31, 2050 unless terminated sooner under the provisions of the Partnership Agreement.

     The Partnership invested in and owns and operates the Properties, which consist of six improved properties, four of which are combination mini-storage and office/warehouse facilities and two of which are mini-storage facilities.

GENERAL PARTNERS OF THE PARTNERSHIP

     The general partners of the Partnership are PB Properties, the Managing General Partner, and George S. Watson and A. Starke Taylor, III, the Individual General Partners (collectively, the "General Partners").

BACKGROUND OF THE SALE OF THE PROPERTIES

     In late 1995, the General Partners of the Partnership considered seeking bids for the Properties, and, assuming acceptable bids were received, entering into agreements to sell the Properties subject to limited partner approval, obtaining limited partner approval, and, after the sale, liquidating the Partnership. At such time Messrs. Watson and Taylor reiterated their view as had previously been expressed to the Managing General Partner that Watson & Taylor Management, Inc could achieve better results managing the Properties than those achieved by the Buyer, leading to higher cash flow for the Partnership. Therefore, Messrs. Watson and Taylor believed that it would be in the best interests of the Partnership that management of the Properties be transferred to their management company and, after results improved, to then sell the Properties. The Managing General Partner did not agree with these views and believed that, for the reasons stated in the next paragraph, this was an excellent time to sell the Properties. The Managing General Partner informed Watson and Taylor that it would not agree to transfer management of the Properties to Watson & Taylor Management, Inc. Based on the Managing General Partner's position, Watson and Taylor concluded that the best interests of the Partnership would be served by proceeding with a sale of the Properties if fair prices could be obtained.

     The Partnership then retained Stanger to provide advice with respect to a possible sale of the Properties and liquidation of the Partnership. Stanger advised the General Partners that the market for the sale of self-storage properties was favorable, based on, among other things, (i) strong performance trends in the self-storage industry, (ii) bullish expectations among self-storage buyers and investors, (iii) increasing economic viability of self-storage development activity in many areas, and the consequent potential future negative impact on occupancies and rental rates for existing facilities,
(iv) a very high level of availability of equity capital and currently deep pool of buyers with budgeted acquisition capital targeting self-storage properties,
(v) re-emergence of lending activity and debt capital to the self-storage market, (vi) favorable trends in acquisition parameters of major buyers and a resulting increase in property values and (vii) increased ability to market properties on favorable terms.

     Accordingly, based in part on such information, as well as, (i) current market conditions appearing favorable for a sale, (ii) the original business plan for the Partnership being consistent with a sale at approximately such time and (iii) the General Partners ability to evaluate bids before committing to a sale, the General Partners determined to seek bids for the Properties.

     On December 18, 1995, the Partnership, as well as Prudential-Bache/Watson & Taylor, Ltd.-2, Prudential-Bache/Watson & Taylor, Ltd.-3 and Prudential-Bache/Watson & Taylor, Ltd.-4 (three other partnerships formed by the General Partners to invest primarily in similar properties) (the "Other Partnerships") announced that they were soliciting bids for their properties, invited interested parties to bid on any or all of the properties held by such partnerships and announced that, if acceptable bids were received by a partnership, the partnership would enter into agreements to sell the properties, subject to the approval of its limited partners. If so approved, the partnership would liquidate and distribute its net assets to its partners.

     The Partnership then retained Stanger as its financial advisor. The Partnership and its advisor contacted approximately 100 potential bidders concerning the possible sale of the Properties, of whom approximately 35 returned executed confidentiality agreements, and were each sent an offering package which contained business and financial information pertinent to the Properties and the properties of the Other Partnerships.

     The Partnership received eleven bids to purchase some or all of the Properties. The terms and conditions of each bid were reviewed based upon certain factors which PB Properties had instructed bidders were especially important. Such factors included, but were not limited to, price, certainty of closing (including the definiteness of financing and financial capability of the bidder), the existence of potential downward adjustments to the purchase price in the bid as a result of due diligence or claims by the buyer, including but not limited to reductions in purchase price for any structural repairs, capital costs and deferred maintenance items, and the absence of closing contingencies of the sale relating to the purchase of assets of any of the Other Partnerships.

     As a result of this review and discussions with bidders, the terms of certain bids were modified. Following these reviews and discussions, the Partnership entered into contract negotiations with one of the bidders. During the course of these negotiations, the Buyer, which had previously submitted a lower bid for the Properties, increased its bid and submitted bids for substantially all of the properties held by the Other Partnerships.

     Each of these bids was conditioned on the acceptance of the Buyer's other bids. The Partnership negotiated with the Buyer regarding price separately from the Other Partnerships. Each partnership insisted that the price offered for its properties by the Buyer be higher than any other bona fide bid received by such partnership. In addition, each partnership insisted that the price to be paid for its properties not be affected by the price to be paid for the properties of any other partnership. Each partnership also insisted that, once signed, the contract with it not be conditioned on the contract entered into by any other partnership, and that the termination of one contract would not have any affect on any other contract. The Contract of Sale is not conditioned on any contract with any Other Partnership, consistent with the original guidelines provided to the bidders. The Buyer's proposal was the most favorable received for the Properties.

     The Buyer is an equity real estate investment trust ("REIT") organized as a corporation under the laws of the State of California. The Buyer is a fully integrated, self-administered and self-managed REIT that acquires, develops, owns and operates self-service mini-warehouse facilities. The Buyer is the largest owner and operator of mini-warehouses in the United States. The offices of the Buyer are located at 701 Western Avenue, Glendale, CA 91203 and its telephone number is (818) 244-8080.

     The Buyer (or a predecessor) has been the manager of the day-to-day operations of the Properties, as well as certain properties held by the Other Partnerships, since 1988.

     The Buyer has entered into contracts with the Other Partnerships under which each of the Other Partnerships would sell its properties to the Buyer (other than, in certain cases, undeveloped land owned by such partnerships).

RECOMMENDATIONS OF THE GENERAL PARTNERS

     The General Partners of the Partnership, believe that the Sale is fair and reasonable to the Unitholders, and recommend that the Unitholders approve the Transaction. In arriving at their determination, the General Partners considered each of the factors discussed below:

            (i) Their belief that current market conditions are favorable for the sale of the Properties.

           (ii) The timing of the Sale is consistent with the anticipated holding period for Units set forth in the initial offering.

          (iii)   The Sale and liquidation provides liquidity to Unitholders.

           (iv) The price and terms agreed to by the Buyer are the result of a competitive bidding process and are the most favorable available to the Partnership, based upon the bidding process described above under "--Background of the Sale of the Properties."

            (v) The purchase price exceeds the aggregate appraised value of the Properties, as determined by Cushman & Wakefield, an independent, third-party appraisal firm (see "--Fairness Opinion and Appraisals").

           (vi) The fairness opinion of Stanger that the consideration to be received in the Sale is fair from a financial point of view to the Partnership, described below under "--Fairness Opinion and Appraisals."

           vii) The terms and conditions of the Contract of Sale, as described under "THE CONTRACT OF SALE." In particular, the fact that the Buyer's obligations are not subject to obtaining financing. If the Buyer were to terminate its obligations, it would forfeit the $1,286,250 Downpayment. Further, the Contract of Sale limits claims that the Buyer can make against the Partnership. Finally, the Contract of Sale can be terminated by the Partnership if the Partnership receives and accepts an unsolicited better offer for the Properties, although the Partnership would then be obligated to return the Downpayment and pay an additional $325,850 (plus expenses up to $15,000) to the Buyer. A termination fee would also be payable if Unitholder approval is not obtained and a contract or letter of intent to sell the properties at a price exceeding the Purchase Price is entered into within 180 days of the termination of the Contract of Sale.

     Unitholders should be aware that, if the Sale is consummated, the Partnership would not receive the benefits of any potential increases in cash flow or values of the Properties following the Sale.

     The General Partners found it impracticable to, and therefore did not, quantify or otherwise assign specific or relative weights to the above factors in its consideration of the Contract of Sale, and instead, considered the various above factors in their totality.

FAIRNESS OPINION AND APPRAISALS

FAIRNESS OPINION FROM STANGER

     Stanger was engaged by PB Properties on behalf of the Partnership, in its capacity as Managing General Partner of the Partnership, to provide financial advisory services and to render an opinion as to the fairness to the Partnership from a financial point of view of the consideration to be received in the Sale. The full text of the Opinion, which contains descriptions of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Annex B to this Proxy Statement and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are set forth below. The summary set forth below does not purport to be a complete description of the analysis used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

     In connection with its analysis, Stanger made certain assumptions, described more fully below, which the Partnership advised Stanger it would be reasonable to make. The Partnership imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in rendering the fairness opinion. The Partnership has agreed to indemnify Stanger against certain liabilities arising out of its engagement to render financial advisory services and to prepare and deliver the fairness opinion.

     EXPERIENCE OF STANGER--Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, asset sale transaction structuring and negotiation, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     SUMMARY OF MATERIALS CONSIDERED--In the course of Stanger's analysis to render its opinion regarding the Sale, Stanger: (i) reviewed the Contract of Sale and this Consent Statement, (ii) reviewed the Partnership's Annual Reports on Form 10-K for the years ending

December 31, 1993, 1994 and 1995 and the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, (iii) reviewed the Appraisals of the Properties prepared by Cushman & Wakefield ("Cushman & Wakefield"), an independent appraisal firm, as of September 30, 1995, (iv) reviewed summary historical operating statements for each of the Properties for 1995 and the first six months of 1996 and budgets for 1996, (v) performed site inspections of each of the Properties owned by the Partnership, (vi) reviewed information regarding purchases and sales of self-storage/office-warehouse properties and other information relating to acquisition criteria for self-storage/office-warehouse properties, (vii) discussed with management of the Partnership conditions in self-storage/office-warehouse property markets, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, current and projected operations and performance, and the financial condition of the Partnership and (viii) conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     SUMMARY OF ANALYSIS--The following is a summary of certain reviews conducted by Stanger in connection with and in support of its fairness opinion. The summary of the Opinion and analysis of Stanger set forth in this Proxy is qualified in its entirety by reference to the full text of such Opinion.

     Review of Method of Sale. Stanger observed that the portfolio of Properties owned by the Partnership was offered for sale pursuant to a competitive bidding process. Potential purchasers were identified based on a review of certain real estate industry publications, a review of publicly traded real estate investment trusts, and industry contacts. Prospective buyers were identified based on such factors as type of properties owned or managed, geographical location of current portfolio, and disclosed acquisition objectives. Based on this process, approximately 100 prospective purchasers were identified and contacted regarding their interest in the Properties.

     A confidential memorandum describing each Property was prepared, which included a physical description, photographs, available site plans, location maps, market area demographics, unit configuration, gross potential income, historical physical occupancy, and a summary of financial information. As a result of the process described above, 35 confidential memorandums were distributed to prospective buyers after receipt of confidentiality agreements. Eleven bidders submitted proposals to purchase some or all of the Properties of the Partnership. Bids were evaluated both on an individual property basis and on a portfolio basis.

     Review of Appraisals and Purchase Price--In preparing its opinion, Stanger relied in part upon the Appraisals of the Partnership's portfolio of properties which were prepared as of September 30, 1995 by Cushman & Wakefield. Stanger observed the Appraisals were certified by a Member of the Appraisal Institute and were conducted utilizing the income approach and the sales comparison approach to establish value. In addition, Stanger observed that in the course of conducting the Appraisals, Cushman & Wakefield collected and analyzed local market data, including but not limited to, rental rates at competing properties and capitalization rates and/or prices per unit or square foot paid in actual sales transactions involving similar type properties in the general market area of each Property. Stanger observed the aggregate appraised value of the Properties owned by the Partnership and to be sold to the Buyer was $13,475,000.

     Stanger observed that the Purchase Price is $17,150,000 and that such amount is $3,675,000 greater than the appraised value of $13,475,000 based on independent appraisals prepared by Cushman & Wakefield as of September 30, 1995. The Purchase Price, at $17,150,000, thus represents a 27.3% premium to the sum of the appraised values.

     CONCLUSIONS - Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the fairness opinion, the consideration to be received in the Sale is fair to the Partnership from a financial point of view.

     ASSUMPTIONS - In evaluating the Sale, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Consent Statement or that was furnished or otherwise communicated to Stanger. Stanger did not perform an independent appraisal of the assets and liabilities of the Partnership and relied upon and assumed the accuracy of the Appraisals. Stanger also relied on the assurances of the Managing General Partner that any financial statements, projections, budgets, or value estimates contained in the Consent Statement or otherwise provided to Stanger were reasonably prepared on a basis consistent with actual historical experience and reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the appraised value of the portfolio or the information reviewed between the date of the Appraisals or the date of other information provided and the date of the opinion; and that the Managing General Partner is not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

     In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Annex B. Stanger does not intend to deliver any additional written summary of the analysis.

     COMPENSATION; PRIOR RELATIONSHIPS - For rendering financial advisory services with respect to the sale of the Partnership's portfolio and preparing the fairness opinion in connection with the Sale, Stanger is being paid a fee of $378,700 by the Partnership, a substantial portion of which is contingent upon the closing of the Sale. Stanger will also receive fees from the Other Partnerships totalling $752,700 for financial advisory services and preparing fairness opinions in connection with the sale of their assets. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against certain liabilities including certain liabilities under the Federal securities laws. During the past two years, Stanger has rendered certain consulting services to the Partnership and its affiliates and the Other Partnerships, for which it has received customary compensation aggregating $262,918. Stanger has also rendered financial advisory services to REIT affiliates of the Buyer during the past two years, for which it has received customary compensation aggregating $334,086.

     LIMITATIONS AND QUALIFICATIONS - Stanger was not requested to, and therefore did not: (i) select the method of determining the consideration offered in the Sale, (ii) make any recommendation to Limited Partners whether to approve or reject the Sale or (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale or tax factors resulting from the Sale. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the Opinion. See "-- Background of the Sale of the Properties."

     Among the factors considered in its selection were Stanger's experience in connection with self-storage assets and mergers, acquisitions and reorganizations of real estate partnerships and its expertise in real estate valuations and transactions.

CUSHMAN & WAKEFIELD APPRAISAL REPORTS

     Cushman & Wakefield of Texas, Inc. completed individual appraisal reports on each Property as of September 30, 1995. Property inspections were conducted and included discussions with on-site managers. Appraisers also conducted market research regarding local and regional economic conditions, competitive self-storage/office warehouse/office showroom properties (existing and potential) and recent comparable sales transactions. The sum of the individual appraised values of the Properties in the reports, as of the valuation date of September 30, 1995, was $13,475,000.

     In each appraisal, Cushman & Wakefield used the Sales Comparison Approach and the Income Approach to develop a market value estimate for each Property. The Cost Approach was not used due to the difficulty in quantifying the various forms of obsolescence and, in addition, because it is generally recognized that market participants do not rely on the Cost Approach in making their investment decisions.

     SALES COMPARISON APPROACH. Cushman & Wakefield utilized the Sales Comparison Approach as one of two methods to estimate the market value of each Property. The basic steps involved in the Sale Comparison Approach are: (i) research recent relevant property sales and current offerings throughout the competitive area; (ii) select and analyze those properties considered most similar to the property appraised considering changes in economic conditions that may have occurred between the sale date and the date of value and other physical, functional or locational factors; (iii) identify sales which include favorable financing and calculate the cash equivalent price; (iv) reduce the sale prices to common units of comparison such as the price per square foot of building area, and the effective gross income multiplier; (v) make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and (vi) interpret the adjusted sales data and draw a logical value conclusion.

     For each of the six appraisals which utilized the Sales Comparison Approach, the sales prices inherent in the comparable sales transactions were reduced to those common units of comparison used by buyers and sellers to analyze improved properties. The two primary units of comparison developed by Cushman & Wakefield were the sales price per square foot and the effective gross income multiplier (EGIM) methods of analysis.

     INCOME APPROACH. Cushman & Wakefield also employed the Income Approach in developing a market value estimate for each property. In utilizing the Income Approach, Cushman & Wakefield developed an unleveraged discounted cash flow analysis for each property based upon an eleven year cash flow forecast inclusive of the estimated proceeds from a hypothetical sale at the end of the tenth year. The estimated proceeds from the hypothetical sale at the end of the ten year holding period were based upon the eleventh year's net operating income from the property.

     The basis for the growth rates which were applied to the revenues and expenses of the properties in the portfolio included the following considerations: Cushman & Wakefield's analysis of the historical operating performance of the properties; Cushman & Wakefield's internal database of revenues and operating expenses for other comparable properties; and Cushman & Wakefield's analysis of the probable market conditions which would affect the revenues and operating expenses for each of the properties.

     The basis for the discount rate utilized by Cushman & Wakefield includes the following: Cushman & Wakefield's internal database for comparable properties; Cushman & Wakefield's regular, periodic survey of more than 20 institutional owners of properties; and publicly available, published real estate industry statistics.

     Cushman & Wakefield is a commercial real estate company which provides a broad array of services to its domestic and international clients. Cushman & Wakefield and its affiliates have offices nationwide covering most of the major real estate markets, and its business activities include commercial leasing, tenant representations, appraisals and valuations, feasibility studies, sales and financings of income-producing properties, real estate advisory and consulting services, property management and market research. Cushman & Wakefield has, from time to time, provided services to PB Properties and its affiliates, and may do so in the future. As compensation for its services in connection with the appraisals, the Partnership paid Cushman & Wakefield a fee totalling $25,000 and reimbursed it for its out-of-pocket expenses.

     An appraisal is only an estimate of value, as of the specific date stated in the appraisal, and is subject to the assumptions and limiting conditions stated in the report. As an opinion, it is not a measure of realizable value and may not reflect the amount which would be received if the property was sold. Reference should be made to the entire appraisal report. Copies may be obtained at the reasonable cost of document reproduction upon written request to Prudential-Bache/Watson & Taylor, Ltd.-I, Property Appraisals, One Seaport Plaza, New York, New York 10292-0116.

CERTAIN INCOME TAX CONSEQUENCES AND CONSIDERATIONS

General

     The following discussion summarizes the general estimated Federal income tax consequences arising from the consummation of the Sale and provides a general overview of certain State income tax considerations. This summary is not intended to and should not be considered an opinion respecting the Federal or State income tax consequences to a particular Unitholder. Due to the complexity of the tax issues involved, Unitholders are urged to consult with their personal tax advisors regarding their individual circumstances and the tax reporting consequences of the transaction.

     Based upon the description of the Sale contained in this Consent Statement, and assuming the Sale is consummated on September 30, 1996, the Partnership's independent accountants have advised the Partnership that the SALE WILL RESULT IN A TOTAL GAIN ALLOCABLE TO THE UNITHOLDERS FOR FEDERAL INCOME TAX PURPOSES IN 1996 OF APPROXIMATELY $12.1 MILLION OR AN AVERAGE OF APPROXIMATELY $415 PER UNIT. (All per Unit calculations for Federal income tax purposes were based upon 29,040 Units which included the "equivalent units" held by the Individual General Partners.) Approximately $12.0 million of such gain (or an average of approximately $412 per Unit) will represent Section 1231 Gain (defined below) and approximately $100,000 (or an average of approximately $3 per Unit) will represent Section 1245 Gain (defined below). The total potential amount of
Section 291(a) ordinary income recharacterization for a corporate Unitholder is approximately $48 per Unit (see discussion below).

     The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"); existing final, temporary and proposed Treasury regulations thereunder (the "Regulations" or "Treas. Reg. ss."); published rulings and practices of the Internal Revenue Service (the "IRS"); and court decisions, each as currently in effect. There can be no assurance that the IRS will agree with the conclusions herein or that future legislation or administrative changes or court decisions will not significantly modify the Federal income tax law regarding the matters described herein, potentially with retroactive effect.

     The maximum tax rate imposed on an individual's net capital gains (the excess of net long-term capital gain over short-term capital loss) is 28%, while the maximum marginal tax rate imposed on the ordinary income of individuals may be up to 39.6%, thereby resulting in a substantial differential between the maximum capital gain and maximum ordinary income tax rates.

     This summary does not discuss all the Federal income tax aspects of the Transaction that may be relevant and material to a particular Unitholder in light of the Unitholder's personal circumstances, or to certain types of Unitholders subject to special treatment. For example, insurance companies, subchapter S corporations, partnerships, pension and profit-sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below.

Partnership Status

     Under current law, a "partnership" is not a taxable entity and incurs no Federal income tax liability. Instead, each partner is required to take into account in computing their own income tax liability their own allocable share of the partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss"). The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon the Partnership's classification as a "partnership" (rather than an "association taxable as a corporation") for Federal income tax purposes. This summary assumes, and PB Properties believes, that the Partnership has been and will continue to be properly classified as a "partnership" for Federal income tax purposes, but no assurance can be given to Limited Partners that this will continue to be true and no opinion of counsel or of the Partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

Federal Income Tax Consequences

     A sale of the Properties would have certain tax implications to the Unitholders that should be considered.

     Based on its terms, the Sale will result in the Partnership's recognition of income for Federal income tax purposes, which in turn will cause the Partnership's partners to be allocated such income.

     The potential tax consequences to the Unitholders, assuming the Sale is consummated on September 30, 1996, are discussed below.

     Generally, the sale or other disposition of a property for an "amount realized" in excess of the "adjusted basis" of such property will result in the recognition of taxable income by the taxpayer. The amount realized is ordinarily the selling price reduced by the expenses of sale. The "adjusted basis" of property is its cost (including nondeductible capital expenditures made by the taxpayer at the time of purchase) or other basis in the hands of the taxpayer with certain additions or subtractions for expenditures, transaction costs or recoveries of capital during the period of time from acquisition of the property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of property the initial cost basis must be (i) adjusted upward or increased to include the cost of expenditures for capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) adjusted downward or decreased by (a) items that represent a return of capital and (b) depreciation and amortization.

     Under Section 1231 of the Code (which deals with gains and losses from the sale or exchange of business property), to the extent that a taxpayer's Section 1231 Gains for any taxable year from all sources exceed such taxpayer's Section 1231 Losses (defined below) from all sources for the year, subject to certain exceptions (such as depreciation recapture discussed below), such net Section 1231 Gain (subject to the 5-year rule stated below) shall be treated as a long-term capital gain. However, Section 1231 Gain shall be treated as ordinary income to the extent of prior Section 1231 Losses from any source that were treated as ordinary in any of the previous five years. Section 1231 Gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business, or (ii) real property used in a trade or business, which are held for more than one year. Conversely,
Section 1231 Losses are those losses arising from the sale or exchange of
Section 1231 Property. If Section 1231 Losses exceed Section 1231 Gains, such losses would be treated as ordinary losses.

     Under Sections 1245 and 1250 of the Code (which deal with depreciation recapture), a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition of personal or real property rather than as long-term capital gains ("Section 1245 Gain" and "Section 1250 Gain" respectively). Section 1245 and 1250 Gains are taxed at the marginal ordinary income tax rate of the taxpayer as opposed to the 28% individual capital gains rate. The Partnership will have minimal, if any, Section 1250 Gain as a result of the Sale.

     Under Section 702(a)(3) of the Code (which generally deals with the "pass through" tax items from a partnership to its partners), a partnership is required to separately state, and the partners are required to account separately, for their distributive share of all gains and losses. Each Unitholder's allocable share of Section 1231 Gain. Section 1245 Gain, Section 1250 Gain, and Partnership net taxable income or loss will be reflected on their own 1996 Schedule K-1.

     Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate depending upon that Unitholder's taxable income, of up to 39.6%. With respect to net capital losses, the amount of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Unitholder during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. A corporate Unitholder cannot deduct net capital losses (i.e., it can only deduct a capital loss to the extent of its capital gains). A corporation can carry back a capital loss to each of the three preceding tax years and can carry the loss forward for five years subject to the same limitations.

     While the issue is not free from doubt, the IRS, pursuant to Section 291(a) of the Code (which generally causes additional depreciation recapture for corporate taxpayers), would likely require a corporate Unitholder to treat 20% of the portion of the gain on the Sale allocated to such corporate Unitholder that would otherwise be Section 1231 Gain as ordinary income to the extent of depreciation claimed with respect to real property, and the following discussion and estimates assume such treatment.

     All Section 1231, Section 1245 and Section 1250 taxable income and gain allocated to a Unitholder will be subject to the passive activity loss rules. Please consult your tax advisor regarding the effect that the passive activity loss rules will have upon your tax situation.

     The Partnership expects to make distributions from the Sale proceeds. See "Market Prices and Distributions--Distributions." This distribution will first reduce a Unitholder's Federal income tax basis in their own Unit, and, to the extent the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain, depending on a Unitholder's holding period. If upon the subsequent termination of the Partnership a Unitholder has a basis remaining for their own Unit, the amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on a Unitholder's holding period. Such capital loss can be used to offset (i) net Section 1231 Gains that have not been otherwise recharacterized as ordinary income, and (ii) net capital gains from all other sources that are recognized in the year of Sale.

     Actual gain amounts may vary from the foregoing estimates. The foregoing estimate does not take into account the effects, if any, of any cost associated with Environmental Defects or Title Defects. See "THE CONTRACT OF SALE--Title and Environmental Defects." The foregoing estimate was prepared assuming a September 30, 1996 closing, although a later closing in 1996 is not expected to result in material differences.

Certain State Income Tax Considerations

     Because each State's tax law varies, it is impossible to predict the tax consequences to the Unitholders in all the State tax jurisdictions in which they may be subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of State income taxation. Unitholder's should consult their own tax advisors regarding the State income tax consequences of the Transaction.

     State tax consequences to each Unitholder will depend upon the provisions of the State tax laws to which the Unitholder is subject. The Partnership will generally be treated as engaged in business in each of the States in which the Properties are located, and the Unitholders would generally be treated as doing business in such States and therefore subject to tax in such State. Most States modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to State tax. Resident individuals generally pay State tax on 100 percent of such State-modified income, while corporations and other taxpayers generally pay State tax only on that portion of State-modified income assigned to the taxing State under the State's own apportionment and allocation rules.

Other

     The discussions set forth above are only a summary of the material Federal income tax consequences of the Transaction to the Unitholders and of certain State income tax considerations. They do not address all potential tax consequences that may be applicable to a Unitholder, and may not be applicable to certain categories of Unitholders, such as non-United States persons, tax-exempt entities or financial institutions. It also does not address the State, local or foreign tax consequences of the Transaction. ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     For financial reporting purposes, the transaction will be treated as a sale of properties and the gain from the sale will be recorded in the Partnership's Statement of Operations, reduced by all expenses of sale, including appraisals, fairness opinion and other professional fees and transfer taxes. Under generally accepted accounting principles, the Partnership would realize a gain of approximately $9.2 million on the Sale.

REASON FOR OBTAINING UNITHOLDER APPROVAL

     Pursuant to the Partnership Agreement, the sale of all or substantially all of the Partnership's assets must be approved by holders of a majority of the outstanding Units.

                              THE CONTRACT OF SALE

     The following is a summary of the material terms of the Contract of Sale. This summary does not purport to be complete and reference is made to the Contract of Sale, which is attached to this Consent Statement as Annex A and is incorporated herein by reference. Defined terms used but not defined herein have the same meaning as in the Contract of Sale.

THE SALE

     The Partnership has entered into the Contract of Sale with the Buyer pursuant to which it has agreed to sell the Properties to the Buyer for a purchase price of $17,150,000. The Buyer has made a downpayment of $1,286,250 (the "Downpayment"), which is being held by the Escrow Agent. The Contract of Sale provides that upon the terms and subject to the conditions of the Contract of Sale, the Closing shall take place three business days following satisfaction of the conditions to the Closing.

TITLE AND ENVIRONMENTAL DEFECTS

     The Contract of Sale provides that the Buyer may, within 20 days of delivery of certain title reports and related documents with respect to the Properties, deliver to the Partnership written notice setting forth its objections to any matters encumbering title to the Properties other than the Permitted Exceptions (generally, immaterial title defects) (collectively "Title Defects") and within the time frames set forth below, any Environmental Defects (generally, hazardous materials located in, on or under any of the Properties in violation of environmental laws). The Title Defects and the Environmental Defects are sometimes referred to herein as, the "Defects." With respect to Title Defects the Partnership shall have the option to (i) cure any or all of the Title Defects prior to the Closing, (ii) remove such Property from the transaction and adjust the Purchase Price by the allocated value of the affected Property, (iii) grant the Buyer a credit against the Purchase Price equal to the cost to cure such Title Defects or (iv) terminate the Contract of Sale, in which latter event, provided that the Buyer is not in default, the Downpayment, together with any interest thereon, shall be returned to the Buyer. With respect to any Environmental Defect, the Partnership shall have the option to (i) cure any or all of the Environmental Defects prior to Closing or (ii) grant the Buyer a credit against the Purchase Price equal to the cost to cure such Environmental Defects. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property, the Partnership shall have the option to remove such affected Property from the transaction and adjust the Purchase Price by such allocated value.

     The Contract of Sale provides that (i) the Partnership shall have the right to adjourn the Closing Date for such reasonable period, not to exceed sixty days, as shall be necessary to cure any such Defect and (ii) the Partnership shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then to cause the Closing to take place with respect to the affected Property within such reasonable period, not to exceed thirty days, as shall be necessary to cure any such Defect.

     In order to establish an Environmental Defect, the Buyer shall be required to deliver to the Partnership on or prior to 10 days after (i) the Buyer's receipt of the Phase I environmental site assessment for each Property or (ii) if applicable, the Buyer's receipt of a final Phase II environmental assessment for any Property, a report reasonably detailing any Environmental Defect. The Buyer and the Partnership have agreed to make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If the Buyer and the Partnership do not agree on the foregoing within 15 days after the Partnership's receipt of the Buyer's notice described above, then the parties shall submit the matter to binding arbitration.

     Other than the aforementioned Title and Environmental Defects, the Contract of Sale calls for the sale of the Properties in an "As Is, Where Is" condition, with no further adjustment to the purchase price for structural repairs and deferred maintenance items, if any, or other factors relating to the physical condition of the properties, subject to the Casualty and Condemnation provisions discussed below.

     The Buyer has raised certain objections regarding title and survey issues with respect to certain of the Properties. Based upon, among other things, a review of title commitments with respect to these Properties, the Managing General Partner does not anticipate that these objections will have any material effect on the Partnership's ability to sell the Properties to the Buyer or on the purchase price to be received, although there can be no assurances in this regard.

CLOSING CONDITIONS

     The obligations of each party to close under the Contract of Sale are subject to (i) the approval of the Sale by the holders of a majority of the Units, (ii) there being no law or court order preventing the Sale or any litigation by a governmental entity seeking to prevent the Sale, (iii) the representations and warranties of the other party being true and correct in all material respects and (iv) the other party having performed, in all material respects, its covenants in the Contract of Sale.

REMEDIES

     If the Buyer shall elect to proceed with the performance of the Contract of Sale notwithstanding the failure to be satisfied of any conditions to the Closing, the Buyer shall be deemed to have waived the requirement that those conditions be satisfied. The Buyer's sole recourse for the Partnership's failure to consummate the Closing in accordance with the terms of the Contract of Sale shall be, at the Buyer's option, (i) if appropriate, to sue for specific performance, or (ii) to terminate the Contract of Sale and receive a "Termination Fee" in an amount equal to the Buyer's reasonable out of pocket attorneys' fees for outside counsel incurred by the Buyer in connection with the transactions contemplated by the Contract of Sale but in no event to exceed $15,000, which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon and, if the Partnership executes a contract or letter of intent to sell the Properties within 180 days from termination of the Contract of Sale, to receive an amount equal to 1.9% of the purchase price as liquidated damages. In the event that the Managing General Partner of the Partnership does not recommend or withdraws its recommendation to the limited partners of the Partnership to vote to grant the Partnership Consent for any reason other than as is required by its fiduciary obligations to the Partnership due to a change in circumstances after the date of the Contract of Sale, the Partnership shall pay to the Buyer an amount equal to 1.9% of the Purchase Price (plus the Buyer's expenses, not to exceed $15,000) as liquidated damages, together with a refund of the Downpayment, and the Partnership shall have no further obligation to the Buyer whatsoever.

     If the Buyer shall be unable or unwilling to consummate the Closing in violation of the terms of the Contract of Sale, the Partnership shall have the right (i) to terminate the Contract of Sale and retain the Downpayment and interest thereon as liquidated and agreed upon damages, and neither the Partnership nor the Buyer shall have any further rights or obligations hereunder.

     The Contract of Sale further provides that except as expressly set forth therein, none of the representations and warranties contained in the Contract shall survive the Closing.

COVENANTS

     The Contract of Sale provides that the Partnership will not initiate, solicit, negotiate with or provide information to any person (other than the Buyer) concerning any merger, sale of substantial assets out of the ordinary course of business or similar transaction involving the Properties to be sold to the Buyer, provided that the Partnership may negotiate with or furnish information to a third party if the Managing General Partner of the Partnership determines, in its sole discretion, that its fiduciary duties require it to take such actions.

     The Contract of Sale also provides that the Partnership shall operate the Properties in the ordinary and usual course, consistent with past practice.

     The Contract of Sale further provides that each party thereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated thereby as promptly as practicable.

CERTAIN EXPENSES

     The Contract of Sale provides that the Partnership shall pay for (a) the cost of any Surveys, the premium for any title insurance and any other costs of closing and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Properties. The Contract of Sale also provides that the Partnership shall deliver to the Buyer at the Partnership's sole cost and expense any (i) Phase I environmental site assessments, (ii) Phase II environmental assessments of the Properties, (iii) other Phase II environmental assessments which are reasonably required by the Phase I environmental site assessments to be conducted at the Properties. Each of the parties shall otherwise pay for any and all other costs which it may incur in connection with the Contract of Sale.

CASUALTY AND CONDEMNATION

     The Contract of Sale provides that if, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with the Partnership's insurance claims, is less than $100,000, then the Partnership shall repair such Casualty prior to the Closing Date or assign to the Buyer the proceeds of the Partnership's policy of casualty insurance and pay to the Buyer the amount of any deductible. If the cost of repairing a Casualty to any Property, in accordance with the Partnership's insurance claims, equals or exceeds $100,000, then the Partnership shall have the option to repair the Casualty to such Property prior to Closing to the condition it was in prior to the Casualty or if the Partnership does not repair the Property, the Buyer shall have the option to remove such Property from the transaction and adjust the Purchase Price as provided in accordance with the Contract of Sale or have the Partnership assign to the Buyer the insurance proceeds and pay to the Buyer the amount of any deductible. Notwithstanding anything herein to the contrary, (i) the Partnership shall have the right to adjourn the Closing

Date for such reasonable period as shall be necessary to repair any such Casualty and (ii) the Partnership shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty.

     If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then the Contract of Sale shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, the Partnership shall convey such Property to the Buyer at the Closing in its then existing condition, and the Buyer shall be entitled to receive all net condemnation awards otherwise payable to the Partnership as a result of such loss or damage and, in full satisfaction of any claims by the Buyer against the Partnership, the Partnership shall assign to the Buyer, without recourse or warranty of any nature whatsoever, all of the Partnership's right, title and interest in and to any claims the Partnership may have to any condemnation awards, as well as all rights or pending claims of the Partnership with respect to such condemnation or taking of such Property, and the Partnership shall pay to the Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

TERMINATION

     The Contract of Sale may be terminated as follows:

     (a) By the Partnership, if during the term of the Contract of Sale the Partnership has received a bona fide offer from an unrelated third party which the Managing General Partner of the Partnership has determined is more favorable to the Partnership and its partners than the terms hereof (the "Topping Offer"), provided that the Partnership has provided the Buyer with at least 5 days written notice of the terms of such offer and the right to match such offer, and further provided that the Partnership shall pay to the Buyer, simultaneously with the acceptance of the Topping Offer (regardless of whether the sale contemplated by the Topping Offer is consummated), a "Topping Fee" in an amount equal to 1.9% of the Purchase Price plus an amount equal to the Buyer's reasonable out of pocket attorney's fees for outside counsel incurred by the Buyer in connection with the transactions contemplated by the Contract of Sale but in no event are the attorney's fees to exceed $15,000.

     (b) By the Partnership or the Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to the Buyer.

     (c) By the Partnership or the Buyer, if the Closing does not occur on or before March 13, 1997, provided that the party seeking to terminate is not in breach of the Contract of Sale.

     (d) By the Partnership or the Buyer, if the Unitholders vote not to grant the Consent, provided that, if (i) the Closing does not occur due to a failure to obtain the Consent and (ii) the Partnership enters into a contract or a letter of intent within 180 days after the termination of the Contract of Sale, to sell the Properties at a price which exceeds the Purchase Price, the Partnership shall pay to the Buyer the Topping Fee.

                       FINAL DISTRIBUTIONS AND LIQUIDATION

     As promptly as practicable following the consummation of the Sale, the Managing General Partner will determine the amount of assets that it believes will be sufficient to provide for the Partnership's contingent liabilities, if any. The remainder of the Partnership's cash will be distributed to the Unitholders and the General Partners, in accordance with the Partnership Agreement, in an initial liquidating distribution. Once all contingent obligations have been satisfied, the Partnership will distribute its remaining net assets, if any, and dissolve.

     The Partnership estimates that the total distribution will be approximately $550 per Unit. This estimate is based on the factors set forth below. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE FIGURES.

    Gross Purchase Price ....................................  $17,150,000
    Partnership Working Capital .............................      191,000
                                                               -----------
        Subtotal ............................................  $17,341,000

    Expenses of Sale and Liquidation ........................    1,341,000
                                                               -----------

    Net Distributable Amount ................................  $16,000,000

    GP Distributions ........................................  $    28,000

    Net LP Distributable Amount
    (including certain "equivalent units") ..................  $15,972,000
                                                               ===========

    Total LP Distributions Per Unit .........................         $550
                                                                      ====

     The Net LP Distributable Amount includes approximately $81,000 distributable to the Individual General Partners for approximately 146 "equivalent units."

     The foregoing estimate does not take into account the effects, if any, of any costs associated with Title Defects. See "THE CONTRACT OF SALE--Title and Environmental Defects." The foregoing estimate was prepared assuming a September 30, 1996 closing, although a later closing is not expected to result in material differences.

     Transfers of Units are effected on the books of the Partnership quarterly on the first day of the calendar quarter subsequent to the assignment. If the Sale is, as expected, closed, and the initial liquidating distribution is made, prior to December 31, 1996, only holders of record as of October 1, 1996 will be entitled to such distribution.

                               NO APPRAISAL RIGHTS

     If Unitholders owning a majority of the Units on the Record Date vote in favor of the Transaction, such approval will bind all Unitholders. The Partnership Agreement and the Texas Revised Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Transaction. Accordingly, dissenting Unitholders do not have the right to have their Units appraised and to have the value of their Units returned to them because they disapprove of the action of a majority of the Unitholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On the Record Date, there were 28,894 Units issued and outstanding and entitled to consent.

     According to publicly available information, as of September 1, 1996, no person or entity beneficially owns more than 5% of the outstanding Units.

     As of the Record Date, none of the General Partners nor any officer or director thereof owned any Units. Prudential Securities Incorporated, an affiliate of PB Properties, owned 406 Units as of the Record Date. Messrs. Watson and Taylor hold an aggregate of approximately 146 "equivalent units," which entitle them to the economic benefits of Units, but which do not carry the right to vote. PB Properties holds approximately 147 "equivalent units" which do not carry the right to vote and for which it has waived its right to share in any Partnership allocations of income or loss and in any limited partnership cash distributions.

                  MARKET PRICES FOR THE PARTNERSHIP'S UNITS AND
              DISTRIBUTIONS TO UNITHOLDERS AND THE GENERAL PARTNERS

MARKET PRICE

     The Units are not listed on any national or regional securities exchange or quoted on the NASDAQ system, and there is no established public trading market for the Units. A significant secondary market has not developed, and it is not expected that one will develop in the future.

DISTRIBUTIONS

     Since the inception of the Partnership through August 15, 1996, the Partnership has made distributions of approximately $9.7 million, or an average of approximately $332 per Unit, to the Unitholders, including holders of "equivalent units", as applicable, pursuant to the terms of the Partnership Agreement. The following table sets forth the amount of such per Unit cash distributions paid to Unitholders on or about 45 days after the end of the specified quarter.

           1994
           ----
           First quarter ..........................  $8.30
           Second quarter .........................   9.23
           Third quarter ..........................  10.00
           Fourth quarter .........................   8.35

           1995
           ----
           First quarter ..........................   8.35
           Second quarter .........................   8.35
           Third quarter ..........................   8.35
           Fourth quarter .........................   8.35

           1996
           ----
           First quarter ..........................   8.35
           Second quarter .........................   8.35

                              AVAILABLE INFORMATION

     This Consent Statement does not purport to be a complete description of all agreements and matters relating to the condition of the Partnership, its Properties and the transactions described herein. Accompanying this Consent Statement are the Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 which provide additional information regarding the Partnership. With respect to statements contained in this Consent Statement as to the content of any contract or other document filed as an exhibit to the Form 10-K and Form 10-Q, each such statement is qualified in all respects by reference to such exhibit and the schedules thereto which may be obtained without charge upon written request to the Partnership. If making such a request, please send it to the Prudential-Bache/Watson & Taylor, Ltd.-I, One Seaport Plaza, New York, NY 10292-0116.

     The information concerning the Buyer contained herein was supplied by the Buyer. Although the Partnership does not have any knowledge that any such information is untrue, neither the Partnership nor any of its partners takes any responsibility for the accuracy or completeness of such information.

     All documents filed after the date of this Consent Statement but before action by consent is taken shall be deemed to be incorporated by reference into this Consent Statement. Copies of these documents will be available at the reasonable cost of document reproduction upon request to Prudential-Bache/Watson & Taylor, Ltd.-I, One Seaport Plaza, New York, NY 10292-0116. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Consent Statement shall be deemed to be modified or superseded for purposes of this Consent Statement to the extent that a statement contained in this Consent Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Consent Statement) modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Statement.

                                                                         ANNEX A

                                CONTRACT OF SALE

     THIS CONTRACT, made as of June 10, 1996, by and between Prudential-Bache/Watson & Taylor, Ltd.-I, a Texas limited partnership ("Seller"), and Public Storage Inc., a California corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and Buyer desires to purchase (i) all of Seller's right, title and interest in the real properties and improvements and any fixtures and personalty, if any, presently existing and located thereon, more particularly described on Exhibit A attached hereto together with all rights and appurtenances pertaining thereto and (ii) all of Seller's right, title and interest in and to all other items set forth on Exhibit A attached hereto (each individually, a "Property", and, collectively, the "Properties"), all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, following such sale, Seller intends to liquidate and distribute its net assets (including the proceeds of such sale) to its partners.

     NOW, THEREFORE, in consideration of the foregoing, the sum of $1.00 by each party in hand paid to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby mutually agree as follows:

          1. Agreement to Purchase and Sell. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free and clear of all liens, claims, encumbrances and other charges, except the Permitted Exceptions (as hereinafter defined), all of Seller's right, title and interest in and to the Properties.

          2. Purchase Price. The purchase price ("Purchase Price") for the Properties, which Buyer agrees to pay, is the sum of $17,150,000 payable as follows:

               (a) $1,286,250 as the downpayment (the "Downpayment"), upon the execution of this Contract by wire transfer of immediately available federal funds to the account of Escrow Agent (as hereinafter defined), to be held by the Escrow Agent in accordance with this Section 2.

               (b) The remainder of the Purchase Price at Closing (as hereinafter defined), by wire transfer of immediately available federal funds to Escrow Agent's account pursuant to Seller's instructions.

               Chicago Title Insurance Company shall act as escrow agent (the "Escrow Agent") and shall hold the Downpayment in accordance with the provisions of the agreement annexed hereto as Exhibit B, which agreement is being executed simultaneously with this Contract.

               (c) Any other provision hereof to the contrary notwithstanding, it is expressly understood and agreed that, in consideration of the execution of this Contract by Seller and to support Seller's covenants and agreements in this Agreement through the Inspection Period (as hereinafter defined), in the event that Buyer exercises any right to terminate this Contract as set forth herein, Escrow Agent shall disburse the sum of One Hundred and No/100 Dollars ($100.00) ("Independent Consideration") from the Downpayment to Seller before disbursing the balance of the Downpayment to Buyer. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Contract, is non-refundable and shall be paid to Seller notwithstanding any other provision of this Contract.

     Any interest earned on the Downpayment shall be paid to Buyer. At the Closing, such interest shall be a credit against the Purchase Price.

     3. Evidence of Title. (a) Seller shall convey to Buyer at Closing (as hereinafter defined) good, valid, marketable, indefeasible and insurable fee simple title to the Properties, subject to any and all covenants, conditions, rights of way, restrictions, easements and other matters affecting title, which do not materially impair the use or the value of the Property to which they relate (collectively, the "Permitted Exceptions") provided however the Permitted Exceptions shall expressly exclude any Unpermitted Exceptions (as hereinafter defined).

     (b) As used herein, the term "Unpermitted Exception" shall mean with respect to any Property (provided the same is not caused by the actions of Buyer):

          (A) Any building encroachment or sign encroachment (i) on real estate not owned by Seller, (ii) on a setback line, or (iii) in violation of a binding easement burdening the Property, in each case which materially impairs the use or value of the Property;

          (B) Any defect in the Seller's chain of title which would prevent Seller from being able to convey title to the Property in fee simple at Closing under the laws of the State in which the Property is located, unless the Title Insurer is willing to issue a policy of title insurance which contains affirmative coverage for claims arising solely out of such defect;

          (C) Any easement which burdens the Property such that access or use is compromised, in each case which materially impairs the use, access or value of the Property;

          (D) Any lack of access or easements necessary to operate the Property in the manner which such Property has been operated by Seller prior to Closing, in each case which materially impairs the use, access or value of the Property;

          (E) Any liens for the payment of money other than real estate taxes, association assessments, special district taxes and related charges not yet due and payable; and

          (F) Any standard printed exceptions on the title commitments which can be removed by an affidavit or delivery to the Title Insurer of an appropriate Survey (as hereinafter defined);

          (G) (i) the failure to be in material conformance with the then applicable local zoning codes or deed restrictions, (ii) if a Property is not in conformance with the then applicable local zoning codes, the failure of such Property to have the status equivalent to a "non-conforming use" and (iii) the existence of a permanent and final order by the applicable local jurisdiction which materially impairs the use or value of the Property.

     (c) Seller shall deliver to Buyer, within twenty days after the date hereof, (i) commitments for ALTA policies of owners title insurance (the "Title Commitments") issued by Chicago Title Insurance Company through Title Associates Inc. 430 Park Avenue New York, New York 10022, as the Title Insurer's authorized Agent, showing fee simple title to the Properties as vested in Seller and to be vested in Buyer, subject to the Permitted Exceptions and (ii) current surveys prepared by licensed public land surveyors according to ALTA standards showing the boundaries of the Properties, the location of any easements, rights-of-ways, improvements, encroachments thereon, all matters on the Title Commitments which can be shown and, certifying the number of acres if possible (to the nearest one thousandth acre) comprising the Properties (the "Surveys"). Within twenty days after the delivery of the Title Commitments, legible copies of all items referenced therein and the Surveys, Buyer shall deliver to Seller written notice setting forth its objections to any matters encumbering the Properties including any Unpermitted Exceptions other than the Permitted Exceptions collectively ("Title Defects") and within the time frames set forth below any Environmental Defects (as hereinafter defined). The Title Defects and the Environmental Defects are sometimes referred to herein as, the "Defects." With respect to Title Defects Seller shall have the option to (i) cure any or all of the Title Defects prior to Closing, (ii) remove such Property from the transaction and adjust the Purchase Price as provided hereafter on Exhibit C (iii) grant Buyer a credit against the Purchase Price equal to the cost to cure such Title Defects or (iv) terminate this Contract, in which latter event, provided that Buyer is not in default hereunder, the Downpayment, together with any interest thereon, shall be returned to Buyer. With respect to any Environmental Defect, Seller shall have the option to (i) cure any or all of the Environmental Defects prior to Closing, or (ii) grant Buyer a credit against the Purchase Price equal to the cost to cure such Environmental Defects. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property as set forth in Exhibit C attached hereto and made a part hereof, Seller shall have the option to remove such affected Property from the transaction contemplated hereby, and adjust the Purchase Price as provided hereafter on Exhibit C. Notwithstanding anything herein to the contrary, (i) Seller shall have the right to adjourn the Closing Date for such reasonable period, not to exceed sixty days, as shall be necessary to cure any such Defect and (ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then to cause the Closing to take place with respect to the affected Property within such reasonable period, not to exceed thirty days, as shall be necessary to cure any such Defect. The term "Environmental Defect" shall mean "Hazardous Materials" (hereinafter defined) located in, on or under any one of the Real Properties in violation of any Environmental Laws (hereinafter defined).

     In order to establish an Environmental Defect, Buyer shall be required to deliver to Seller on or prior to 10 days after (i) Buyer's receipt of the Phase I environmental site assessment for each Property or (ii) if applicable Buyers receipt of a final Phase II environmental assessment prepared by LAW (as hereinafter defined) for any Property, reasonably detailing any Environmental Defect. Buyer and Seller shall make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If Buyer and Seller do not agree on the foregoing within 15 days after Seller's receipt of Buyer's notice described above, then the parties shall submit the matter to binding arbitration in accordance with the terms hereof. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C.
Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S.C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C.
Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C.
Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) friable asbestos; (5) polychlorinated biphenyls; and (6) any other material, substance or waste regulated under any Environmental Laws.

     If any dispute between the parties is required by the terms of this Contract to be submitted to arbitration. Then such matter shall be submitted to binding arbitration by the American Arbitration Association (the "Association") (or any successor organization) (provided that, in the event of a dispute as to an Environmental Defect, the arbitration shall be performed by a reputable arbitrator with at least 10 years experience in environmental matters). All arbitration shall be finally determined in New York City and shall be governed (except as provided above) in accordance with the Rules for Commercial Arbitration of the Association (or any successor thereto) and the judgment or the award rendered may be entered in any court having jurisdiction. Each party shall pay 50% of the fees and expenses of the Association. The Closing Date shall be adjourned with respect to the Property involved in any dispute (or, at Seller's or Buyer's option, all of the Properties if the dispute involves three or more Properties) pending resolution of the matter in dispute. Upon resolution of such dispute Seller shall take whatever action Seller is required to take pursuant to this Contract or the final determination of an arbitrator.

     4. Condition of the Properties. Subject only to Seller's covenants, representations and warranties in this Contract, Buyer shall purchase the Properties in their "As Is" condition at the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Buyer's own inspection, analysis and evaluation of the Properties and not in reliance on any records or other information obtained from Seller or on Seller's behalf. Buyer acknowledges that it is not relying on any statement or representation (other than any representations, warranties, covenants and indemnifications contained in this Contract) that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or representatives concerning the condition of the Properties (whether relating to physical conditions, operating performance, title, or legal matters). Without limiting the foregoing, any information disclosed in writing to Buyer in connection with any investigations, inspections, tests or analyses performed prior to Closing, shall be deemed acceptable to Buyer, and not violative of any warranty or representation of Seller, if Buyer proceeds to Closing hereunder.

     5. Closing. Upon the terms and subject to the conditions of this Contract, the transfer of title and possession of the Properties (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or as a closing by mail at the offices of the Escrow Agent, 388 Market Street, San Francisco, California, Attention: Michelle Viguie, unless otherwise agreed in writing, at 10:00 a.m., local time, on the date which is 3 business days after all of the conditions to Closing as set forth in Sections 6, 7 and 8 hereof have been satisfied. The date on which the Closing occurs is herein called the "Closing Date".

     6. Conditions to Seller's and Buyer's Obligation to Close. The obligations of Seller and Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) Seller shall have obtained consents to the sale of the Properties (the "Partnership Consent") as provided by the terms of that certain Amended and Restated Certificate and Agreement of Limited Partnership of Seller dated as of February 18, 1983 (including any amendments, the "Partnership Agreement") and applicable law.

          (b) There shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity having jurisdiction which renders illegal or enjoins or prevents in any material respect the sale of the Properties to Buyer.

     7. Conditions to Seller's Obligation to Close. The obligations of Seller to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Buyer shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

     8. Conditions to Buyer's Obligation to Close. The obligations of Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

     9. Deliveries.

     (a) Seller's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date (or such other date may be expressly provided), Seller shall convey each Property and its related interests to Buyer by delivery of the following documents which documents shall be in form and substance reasonably acceptable to both Buyer and Seller:

          (i) quit claim deed or deed without covenants if a quit claim deed can not be utilized in a jurisdiction where a Property is located; so long as the Title Insurer is willing to issue a policy of title insurance which is customary in the applicable jurisdiction containing no exceptions from coverage solely out of the delivery by Seller of a quit claim deed or deed without covenants);

          (ii) bill of sale for each Property conveying the fixtures and personalty owned by Seller, in the form of Exhibit D attached hereto;

          (iii) non-recourse assignment of Seller's interest, as lessor, in any leases of space at the Property including any security deposits thereunder (the "Leases") in the form of Exhibit D attached hereto;

          (iv) non-recourse assignment, to the extent assignable, of Seller's rights under any service or maintenance contracts (including, without limitation, yellow pages, landscaping, security and refuse removal contracts) relating to the Property (the "Service Contracts") in the form of Exhibit D attached hereto;

          (v) non-recourse assignment, to the extent assignable, of any licenses, permits and unexpired warranties and guarantees, if any, pertaining to the Property;

          (vi) certificates and resolutions as may be reasonably requested by the Buyer and Title Insurer demonstrating the authority of the persons executing documents at Closing.

          (vii) non-recourse assignment of all of Sellers's interest in and to any Phase I and Phase II environment site assessment which Seller makes available to Buyer;

          (viii) non-foreign affidavit;

          (ix) all documents and instruments reasonably required by the Title Insurer to issue the title policies;

          (x) possession of the Properties to Buyer;

          (xi) notice to the tenants of each Property prepared by Buyer notifying such tenants of the transfer of title and assumption by Buyer of the landlord's obligations under the Leases and the obligation to refund the security deposits;

          (xii) copies of current real Property tax bills and utility statements with respect to any unimproved property; and

          (xiii) a certificate of the managing general partner of Seller to the effect that all of the representations and warranties of Seller are true and correct in all material respects at Closing;

          (xiv) an Owner's Policy of Title Insurance for each Property in an amount equal to the value set forth on Exhibit C for such Property insuring Buyer's title subject only to the Permitted Exceptions and otherwise in form acceptable to Buyer and containing such endorsements as may be reasonably requested by Buyer.

     (b) Buyer's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date, Buyer shall deliver the following:

          (i) assumption of the Leases and Service Contracts, substantially in the form of the instrument annexed hereto as Exhibit D annexed hereto and made a part hereof.

          (ii) certificates and resolutions as may be requested by Seller and Title Insurer demonstrating the authority of the persons executing documents at Closing.

          (iii) balance of the Purchase Price by wire transfer.

     10. Proration Items. The following shall be apportioned on a per diem basis as of midnight of the day preceding the Closing Date ("Adjustment Date") and adjusted between the parties on the basis of a thirty day month:

          (a) Real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

          (b) Water, electric, gas, steam and other utility charges for service furnished to the Properties;

          (c) Fuel, if any, and all taxes thereon, on the basis of a reading taken as close as possible to the Adjustment Date;

          (d) Base rents and any other rental payments (including, without limitation, any percentage rent, escalation charges for real estate taxes and operating expenses, cost-of-living adjustments, parking rent) (the "Rents") paid or payable under the terms of the Leases for the month of Closing. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any nature ("Cam Charges"), and where Seller shall have collected any portion thereof in excess of amounts incurred by Seller for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Buyer on the Closing Date for such excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined at any time after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Buyer at Closing, then Seller shall promptly pay to Buyer the deficiency. Also, if it is determined after Closing that the amount collected during Seller's ownership period is less than the expenses incurred during the same period, then

     Buyer shall promptly pay to Seller the deficiency, but only to the extent such deficiency is actually collected by Buyer from the tenants under the Leases.

          (e) Any amounts paid or payable under any Service Contracts being assigned to Buyer; and

          (f) All costs associated with telephone directory listings and any other prepaid advertising;

          (g) Any other customary adjustments made in connection with the sale of similar type buildings.

     Seller will not assign to Buyer any of the hazard insurance policies affecting the Properties then in force. There will therefore be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer.

     For purposes of the foregoing apportionments and adjustments, the following procedures shall govern:

          (i) If the Closing Date shall occur before the real estate tax rate is fixed, the apportionment of such taxes shall be made upon the real estate taxes for the immediately preceding year.

          (ii) If there are water meters on the Properties, Seller shall furnish meter readings to a date not more than thirty days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned on the basis of such meter readings, and any such meter charges for the period subsequent to the Adjustment Date shall be paid by Buyer.

          (iii) The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjustment Date an apportionment shall be made based on the amount charged for the period covered by such last available bill.

          (iv) All taxes, water and sewer charges and assessments for public improvements which are liens upon the Properties as of the Closing Date, will be allowed to Buyer as a credit against the Purchase Price, subject to apportionment as herein provided, and the existence of any such lien shall not constitute an objection to title.

          (v) If any tenants are required to pay Rents which are collected by Buyer after the Closing Date and which are attributable in whole or in part to any period before to the Closing Date, the Buyer shall promptly pay to Seller, Seller's proportionate share thereof.

          (vi) If any tenant is in arrears in the payment of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to any months preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; and (c) then to any months following the month in which the Closing occurred. If Rents or any portion thereof received by Seller or Buyer after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party.

     Buyer and Seller agree that the provisions to this Section 10 shall survive the Closing for a period of ninety (90) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein. If the parties cannot agree on a reconciliation within such ninety (90) day period then such matter shall be submitted to arbitration.

     11. Surveys, Transfer Taxes and Other Costs. Seller shall pay for (a) the cost of any Surveys, the premium for any title insurance and any other costs of closing and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Properties. Seller shall deliver to Buyer at Seller's sole cost and expense any (i) Phase I environmental site assessments, (ii) Phase II environmental assessments of the Properties conducted by Law Engineering and Environmental Services ("Law"), (iii) pay for any other Phase II environmental assessments which are reasonably required by the Phase I environmental site assessments to be conducted at the Properties and shall use reasonable efforts to obtain a letter from Law in the form attached hereto as Exhibit D. Other than as expressly provided herein, each of the parties shall pay for any and all costs which it may incur in connection with the transactions contemplated herein.

     The provisions of this Section 11 shall survive the Closing.

     12. Representations and Warranties of Seller. As an inducement for Buyer to purchase the Properties from Seller, Seller represents and warrants to Buyer the following:

          (a) Title to Real Estate. Seller has good, valid, marketable, indefeasible and insurable title to the Properties including the improvements and the personalty, situated thereon which are owned by Seller subject to the Permitted Exceptions.

          (b) Organization and Authority.

               (i) Seller is duly organized and validly existing under the laws of the State of Texas, has full partnership power and authority to carry on its business as it is being conducted and shall have upon receipt of the Partnership Consent full partnership power and authority to consummate the transaction.

               (ii) Seller and the managing general partner of Seller have the requisite partnership and corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership and corporate action on the part of Seller and the managing general partner (subject to obtaining the Partnership Consent). This Contract is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                    A. contravene any material provision of the Partnership
               Agreement; or

                    B. violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment, or agreement other than this Contract to which Seller is a party or by which Seller is bound, which in the aggregate would have a material adverse effect on the Properties or Seller's ability to perform all of its obligations hereunder

                    (c) Pending Actions. No litigation actions are pending or, to Seller's knowledge, threatened against any of the Properties or Seller which would materially adversely affect either the Properties or the Seller or which challenge the execution, delivery or performance of this Contract.

     13. Representations and Warranties of Buyer. As an inducement for Seller to sell the Properties to Buyer, Buyer represents to Seller the following:

          (a) Organization and Authority.

               (i) Buyer is a corporation duly organized and validly existing under the laws of the State of California and has full corporate power and authority to carry on its business as it is now being conducted.

               (ii) Buyer has the requisite corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Contract is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                    A. contravene any material provision of the Articles of
               Incorporation or Bylaws of Buyer; or

                    B. violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Buyer to any indenture, mortgage, contract, commitment, or agreement to which Buyer is a party or by which Buyer is bound which, in the aggregate, would have a material adverse effect on Buyer's ability to perform all of its obligations hereunder.

          (b) Adequate Funds. Buyer has adequate funds or available credit resources to pay the Purchase Price at the Closing as provided hereunder.

     14. Default and Damages.

          (a) Buyer's Remedies. If Buyer shall elect to proceed with the performance of this Contract notwithstanding the failure to be satisfied of any conditions to Closing, Buyer shall be deemed to have waived the requirement that those conditions be satisfied. Buyer's sole recourse for Seller's failure to consummate the Closing if required by the terms of this Contract shall be, at Buyer's option, (i) if appropriate, to sue for specific performance hereunder, or (ii) to terminate this Contract and receive a "Termination Fee" in an amount equal to Buyer's reasonable out of pocket attorneys' fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000, which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon and if Seller executes a contract or a letter of intent to sell the Properties within 180 days from the termination of this Contract to receive an amount equal to $325,850 as liquidated damages. Notwithstanding anything to the contrary contained in this Section 14 (a), Buyer shall be entitled to receive the Topping Fee (as hereinafter defined) to the extent provided under Section 22 (a) and (e) of this Contract. In the event that the managing general partner of Seller does not recommend or withdraws its recommendation to the limited partners of Seller to vote to grant the Partnership Consent for any reason other than as is required by its fiduciary obligations to Seller due to a change in circumstances after the date hereof, Seller shall pay to Buyer an amount equal to $325,850 plus an amount equal to Buyer's out-of-pocket attorney's fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000.00, as liquidated damages, together with a refund of the Downpayment and Seller shall have no further obligation to Buyer whatsoever.

          (b) Seller's Remedies. If Buyer shall be unable or unwilling to consummate the Closing hereunder in violation of the terms hereof, Seller shall have the right (i) to terminate this Contract and retain the Downpayment as liquidated and agreed upon damages, whereupon this Contract shall be and become null and void, and neither Seller nor Buyer nor any of their respective Representatives shall have any further rights or obligations hereunder.

     15. Brokers. Seller and Buyer hereby agree to defend and hold the other harmless from any claim by a broker or finder for a fee or expense which is based in any way on an agreement or understanding made or alleged to have been made by such broker or finder relating to the transaction contemplated by this Contract.

     The provisions of this Section 15 shall survive the Closing.

     16. Indemnification of Seller. Buyer agrees to indemnify and hold harmless Seller and its general partners and limited partners, their affiliates, their and their affiliates' representatives, attorneys, accountants, agents and employees and their and their affiliates' heirs, successors and assigns, from and against any claims or demands for any expense, obligation, loss, cost, damage or injury arising out of
(a) the Buyer's inspection of the Properties prior to or on the Closing Date and
(b) the Buyer's operation and maintenance of the Properties from and after the Closing Date.

     The provisions of this Section 16 shall survive the Closing.

     17. Survival of Representations, Warranties and Indemnifications. Except as otherwise expressly set forth herein, none of the representations, warranties and indemnifications contained in this Contract shall survive the Closing.

     18. Third Party Offers; Fiduciary Duties of Seller. Anything herein to the contrary notwithstanding, Seller will not initiate, solicit, negotiate with or provide information to any person (other than Buyer) concerning any merger, sale of substantial assets out of the ordinary course of business or similar transaction involving the Properties to be sold to Buyer hereunder, provided that Seller may negotiate with or furnish information to a third party if the undersigned managing general partner of Seller determines, in its sole discretion, that its fiduciary duties require it to take such actions.

     19. Reasonable Efforts; Public Announcements. Each party hereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated hereby as promptly as practicable. Such acts shall include, without limitation, the provision of any information to and submission of any filing with any governmental entity having jurisdiction. The foregoing notwithstanding, except as may be required to comply with the requirements of any applicable laws and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning this Contract or the transactions contemplated hereby, unless the parties shall have consulted in advance with respect thereto. Seller shall provide Buyer with reasonable access to the Properties and all information in its possession reasonably relating to the Properties. Buyer shall keep such information confidential and shall not disclose such information to anyone other than its agents, attorney, consultant or directors unless such information: (i) is or becomes generally known on a nonconfidential basis from a source other than as a result of a disclosure by or through the representatives, employees or agents of Buyer or (ii) becomes known by Buyer on a nonconfidential basis from a source which is not prohibited from disclosing such information by a legal, contractual, fiduciary or other obligation, or (iii) Buyer is required to disclose such information under applicable law or by a court of competent jurisdiction.

     20. Partnership Consent. Seller shall within 20 days after the date hereof file preliminary proxy materials relating to the transactions contemplated hereby with the Securities and Exchange Commission (the "SEC") and diligently pursue clearance by the SEC and upon clearance of such proxy materials by the SEC shall promptly call a meeting, or solicit consents, of its limited partners to consider such matters. Seller shall, subject to the fiduciary duties of its managing general partner, make reasonable efforts to secure the Partnership Consent as promptly as practicable. Buyer will supply Seller with such information and reasonable assistance as Seller may request in connection therewith. Buyer shall promptly deliver to the Seller or the SEC any information or materials requested by Seller or the SEC in connection with the transactions contemplated hereby.

     21. Casualty/Condemnation to the Properties. (a) If, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with Seller's insurance claims, is less than $100,000, then Seller shall repair such Casualty prior to the Closing Date or assign to Buyer the proceeds of Seller's policy of casualty insurance and pay to Buyer the amount of any deductible. If the cost of repairing a Casualty to any Property, in accordance with Seller's insurance claims, equals or exceeds $100,000, then Seller shall have the option to repair the Casualty to such Property prior to Closing to the condition it was in prior to Closing or if Seller does not repair the Property, Buyer shall have the option to remove such Property from the transaction and adjust the Purchase Price as hereinafter provided or have Seller assign to Buyer the insurance proceeds and pay to Buyer the amount of any deductible. Notwithstanding anything herein to the contrary,
(i) Seller shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty and (ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty.

          (b) If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then this Contract shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, Seller shall convey such Property to Buyer at the Closing in its then condition, and Buyer shall be entitled to receive all net or condemnation awards otherwise payable to Seller as a result of such loss or damage and, in full satisfaction of any claims by Buyer against Seller, Seller shall assign to Buyer, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any claims Seller may have to any condemnation awards, as well as all rights or pending claims of Seller with respect to such condemnation or taking of such Property, and Seller shall pay to Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

          (c) Notwithstanding anything contained herein to the contrary, if Seller delivers notice for condemnation or eminent domain proceedings which are initiated or threatened between the date of this Contract and the Closing Date, Buyer shall have the right to participate in any and all settlement discussions and other conferences relating thereto, and Seller shall not accept any settlement without Buyer's consent which shall not be unreasonably withheld or delayed.

     22. Termination. Notwithstanding anything contained herein, this Contract may be terminated as follows:

          (a) By Seller, if during the term of this Contract Seller has received a bona fide offer from an unrelated third party which the undersigned managing general partner of Seller has determined is more favorable to Seller and its partners than the terms hereof (the "Topping Offer"), provided that Seller has provided Buyer with at least 5 days written notice of the terms of such offer and the right to match the terms of such offer, and further provided that Seller shall pay to Buyer, simultaneously with the acceptance of the Topping Offer (regardless of whether the sale contemplated by the Topping Offer is consummated), an amount equal to $325,850 plus an amount equal to Buyer's reasonable out of pocket attorney's fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000 (the "Topping Fee").

          (b) By Seller in accordance with Section 3 and 14(b) hereof or by Buyer in accordance with Sections 14(a) hereof.

          (c) By Seller or Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to Buyer.

          (d) By Seller or Buyer, if the Closing does not occur on or before nine months from the execution hereof, provided that the party seeking to terminate is not in breach of this Contract.

          (e) By Seller or Buyer, if the partners of Seller vote not to grant the Partnership Consent, provided that, if (i) the Closing hereunder does not occur due to a failure to obtain the Partnership Consent and (ii) the Seller enters into a contract or a letter of intent within 180 days after the termination of this Contract, to sell the Properties at a price which exceeds the Purchase Price, Seller shall pay to Buyer the Topping Fee, simultaneously with the execution of such contract or letter of intent, regardless of whether the sale contemplated by the Topping Offer is consummated.

     In the event this Contract is terminated pursuant to any of the foregoing provisions, this Contract shall thereupon become null and void and neither Seller nor Buyer nor any of their respective representatives shall have any further rights or obligations hereunder except as set forth above.

     23. Payment of Termination Fee, Topping Fee or Liquidated Damages.

          (a) In the event that Seller is obligated to pay Buyer the Termination Fee, the Topping Fee or any other amount as liquidated damages (the "Buyer Payment Amounts"), pursuant to this Contract Seller shall deposit into escrow, at Buyer's direction, an amount equal to the Buyer Payment Amounts and, subject to the terms of the escrow agreement set forth below, Buyer shall be paid out of the escrow an amount equal to the lesser of (i) the Buyer Payment Amounts or (ii) the sum of (1) the maximum amount that can be paid to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended (the "Code") determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(1) of the Code ("Qualifying Income"), as determined by Buyer's certified public accountants, plus (2) in the event Buyer received either (A) a letter from Buyer's counsel indicating that Buyer has received a ruling from the Internal Revenue Service (the "IRS") described in Section 23 (b)(ii) an amount equal to the Buyer Payment Amounts less the amount payable under clause (1) above.

          (b) The escrow agreement shall provide that the Buyer Payment Amounts in escrow or any portion thereof shall not be released to Buyer unless the escrow agent receives any one or combination of the following: (i) a letter from Buyer's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Buyer's accountants revising that amount, in which case the escrow agent shall release such amount to Buyer, or (ii) a letter from Buyer's counsel indicating that Buyer received a ruling from the IRS holding that the receipt by Buyer of the Buyer Payment Amounts would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Buyer's legal counsel has rendered a legal opinion to the effect that the receipt by Buyer of the Buyer Payment Amounts would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Buyer Payment Amounts to Buyer. Seller agrees to amend this Section 23 at the request of Buyer in order to (A) maximize the portion of the Buyer Payment Amounts that may be distributed to Buyer hereunder without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code, (B) improve Buyer's chances of securing a favorable ruling described in this Section 23(b)or (C) assist Buyer in obtaining a favorable legal opinion from its counsel as described in this Section 23(b); provided that Buyer's legal counsel has rendered a legal opinion to Buyer to the effect that such amendment would not cause Buyer to fail to meet the requirements of Section 856(c)(2) or (3) of the Code. The escrow agreement shall also provide that any portion of the Buyer Payment Amounts held in escrow for five years shall be released by the escrow agent to the Seller. The Seller shall not be a party to such escrow agreement and shall not bear any cost of or have any liability resulting from the escrow agreement or the terms and provisions of this Section 23 so long as Seller disburses any amount due under this Contract to Buyer or to any escrow agent.

     24. Notices. Any notice which may be required or may be desired to be given pursuant to this Contract shall be in writing and shall be deemed delivered and effective upon actual receipt at the following addresses or such other addresses as the parties may notify each other by similar notice:

         If to Seller, to:

                  Prudential-Bache/Watson & Taylor, Ltd.-I
                  c/o Prudential-Bache Properties, Inc.
                  One Seaport Plaza
                  199 Water Street - 16th Floor
                  New York, New York  10292 - 0116
                  Attn: Brian Martin

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  James Freund

         If to Buyer, to:

                  Public Storage, Inc.
                  701 Western Avenue, Suite 200
                  Glendale, California  91201-2397
                  Attn:  Harvey Lenkin

                  With a copy to:

                  Andrews & Kurth LLP
                  4200 Texas Commence Tower
                  Houston, TX 77002
                  Attn:  David G. Runnels

     25. General.

          (a) Interpretation of Words. A masculine pronoun wherever used herein shall be construed to include the feminine or neuter where appropriate. The singular form wherever used herein shall be construed to include the plural where appropriate.

          (b) Assignment; Successors and Assigns; Third Party Beneficiaries.

               (i) Neither of the parties hereto may assign its respective rights under this Contract without the consent of the other party. The foregoing notwithstanding, Buyer shall be permitted, upon five days notice to Seller, to assign its rights under this Contract to a subsidiary of Buyer that is at least 90% owned by Buyer. Such assignment, however, shall not relieve Buyer of, and Buyer shall remain liable for, all of its obligations contained in this Contract.

               (ii) Except as otherwise provided hereby, the provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors in interest.

               (iii) This Contract is not intended, nor shall it be construed, to confer upon any party except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Contract.

          (c) Time of the Essence. Time shall be of the essence with respect to the performance of all of the obligations hereunder.

          (d) Entire Contract. Subject to the terms and conditions of the Confidentiality Agreement, this Contract represents the entire understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings or communications of any kind, whether written or oral. This Contract may only be modified by a written agreement signed by both parties hereto.

          (e) Captions. The headings of the paragraphs herein are for convenience only; they form no part of this Contract and shall not affect its interpretation.

          (f) Governing Law. The provisions of this Contract shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed wholly therein.

          (g) Counterparts. This Contract may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

          (h) Further Assurances. Each of the parties hereto shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as the requesting party may reasonably request, to carry out effectively the intent of this Contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                                    Seller:

                                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I

                                    By: PRUDENTIAL-BACHE PROPERTIES, INC.

                                        Its Managing General Partner

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    Buyer:

                                    PUBLIC STORAGE, INC.

                                    By:
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    EXHIBITS

Exhibit A   -   Property Description

Exhibit B   -   Escrow Agreement

Exhibit C   -   Property Value Allocations

Exhibit D   -   Instrument of Assumption

Exhibit E   -   Letter from LAW Engineering and Environmental Services

                                                                   (W&T, Ltd-I)

                                    EXHIBIT A

                                   PROPERTIES

 Name                                Location
 ----                                --------
Reinli                               937 Reinli
                                     Austin, Texas

Santiago                             4202 Santiago Street
                                     Austin, Texas

Northwest Highway                    12343 Northwest Highway
                                     Dallas, Texas

Denton/I-35                          12075 Denton Drive
                                     Dallas, Texas

Hempstead Highway                    13300 Hempstead Highway
                                     Houston, Texas

Pasadena/S. Shaver                   2700 South Shaver
                                     Pasadena, Texas

     The Properties include:

          (A) All buildings and improvements located on the Properties;

          (B) All rights-of-way, alleys, waters, privileges, easements, covenants and appurtenances which are on or benefit the Properties;

          (C) All right, title and interest of Seller in and to any land lying in the bed of any public or private street, road, avenue, alley or highway, opened, closed or proposed, in front of or adjoining the Properties to the center line thereof in each case which are appurtenances to such properties;

          (D) All right, title and interest of Seller to any unpaid award to which Seller may be entitled (1) due to the taking, by condemnation or eminent domain of any right, title or interest of Seller in the Properties, and (2) for any damage to the Properties due to the change of grade of any street or highway;

          (E) All right, title and interest of Seller to any assignable licenses, permits, contract, leases, sales agreements, construction agreements, maintenance agreements, service agreements, guaranties, warranties, telephone exchanges, advertising materials and trade names with respect to the Properties except for the name "Prudential" "Bache" or "Watson & Taylor" or any combination thereof and;

          (F) All Leases and security deposits with respect to any of the Properties in which Seller holds an interest as a landlord for the use and occupancy of all or any part of the Properties.

                                    EXHIBIT B

                                ESCROW AGREEMENT

     Agreement made this day of 1996 by and among Public Storage, Inc. Storage Corporation, ("Purchaser"), Prudential-Bache/Watson & Taylor, Ltd.-I ("Seller"), and Chicago Title Insurance Company, Inc., as escrow agent ("Escrow Agent").

          (i) The Parties hereto agree that the sum of $1,286,250 (the "Escrow Amount"), to be held pursuant to a Contract of Sale between Seller and Purchaser of even date herewith (the "Contract"), shall be held in escrow by the Escrow Agent upon the terms and conditions set forth herein.

          (ii) (A) The Escrow Agent shall deliver the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Seller (i) upon the Closing, as that term is used in and in accordance with the Contract or
     (ii) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations under the Contract.

               (B) Escrow Agent shall return the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Purchaser in the event that Purchaser makes a written demand therefor stating (i) that Seller has failed to perform Seller's obligations under the Contract or (ii) that Purchaser is otherwise entitled to the return of the Escrow Amount in accordance with the terms of the Contract.

               (C) In the event that Escrow Agent intends to release the Escrow Amount and any interest earned thereon in accordance with Paragraph 3 hereof to either party pursuant to Paragraph 2(a)(ii) or 2(b) hereof, then Escrow Agent shall give to the other party not less than ten days prior written notice of such fact and, if Escrow Agent actually receives written notice during such ten day period that such other party objects to the release, then Escrow Agent shall not release the Escrow Amount and any such dispute shall be resolved as provided herein.

               (D) In the event that a dispute shall arise as to the disposition of the Escrow Amount or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.

               (E) Escrow Agent may commingle the Escrow Amount with other funds held in its "trustees account".

               (F) Escrow Agent shall hold the Escrow Amount in a savings bank account or a liquid assets account in the City of San Francisco bearing interest at such rate as may from time to time be paid or invest the Escrow Amount in U.S. Treasury Bills or other securities guaranteed by the Government of the United States of America. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor except for its gross negligence or willful misconduct. Discounts earned shall be deemed interest for the purposes hereof.

               (G) Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent except for its gross negligence or willful misconduct. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including attorneys' fees and court costs) which may be incurred by reason of its acting as Escrow Agent.

               (H) Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (i) any instrument or signature believed to be genuine and duly authorized, and (ii) advice of counsel in reference to any matter or matters connected herewith.

               (I) Any notice, demand or other communication to Escrow Agent hereunder shall be in writing and delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed to Escrow Agent as follows:

                           Chicago Title Insurance Company
                           388 Market Street
                           San Francisco, California
                           Attention:  Michelle Viguie

The same shall be deemed given on the date delivered, if delivered in person, or on the third business day following the date of mailing the same, if mailed.

     (iii) The interest, if any, earned on the Escrow Amount shall be for the account of Buyer. At the Closing, such interest shall be a credit against the Purchase Price.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           Purchaser:

                           Public Storage, Inc.

                           By:______________________________
                             Name:
                             Title:

                           Seller:

                           Prudential-Bache/Watson & Taylor, Ltd.-1

                           By: Prudential-Bache Properties, Inc.,
                                 its managing general partner

                           By:______________________________
                             Name:
                             Title:

Chicago Title Insurance Company, Inc., as Escrow Agent

By:_____________________________
  Name:
  Title:

                                                                  (W&T, Ltd-I)

                                    EXHIBIT C

                                ALLOCATED VALUES

Property                                 Purchase Price
- --------                                 --------------
Reinli                                   $5,700,000

Santiago                                 $3,000,000

Northwest Highway                        $2,325,000

Denton/I-35                              $3,000,000

Hempstead Highway                        $1,725,000

Pasadena/S. Shaver                       $1,400,000

                                    EXHIBIT D

                        OMNIBUS INSTRUMENT OF ASSUMPTION

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and in consideration of the assignment by Prudential-Bache/Watson & Taylor, Ltd.-I, a Texas limited partnership ("Seller"), to Public Storage Inc. a California corporation ("Buyer"), of all of Seller's right, title and interest in and to each and every one of the following:

          (i) all leases (the "Leases") of space located at the real properties more particularly described on Schedule I hereto (the "Premises") and any related security deposits Set forth on Schedule I (the "Security Deposits") in the;

          (ii) all fixtures, machinery, equipment and other personal property (the "Personalty") attached or appurtenant to the Premises;

          (iii) all service and maintenance contracts, construction contracts relating to the Premises (the "Service Contracts"); and

          (iv) all licenses, permits, consents, waiver, variances and unexpired warranties and guarantees, if any, telephone exchanges, advertisements, reports, surveys, architectural plans relating to the Premises (collectively with the Leases, Security Deposits, Personalty and Service Contracts, the "Property").

     Buyer hereby agrees to accept the foregoing assignment by Seller of the Property and assumes all liabilities and obligations whether of Seller or otherwise in connection therewith arising on or after the date hereof.

     Buyer and Seller shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as may reasonably be requested, to carry out effectively the intent of this Instrument.

     This Instrument shall be binding upon and shall inure to the benefit of Seller and Buyer and their successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the 10th day of June, 1996.

                                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I

                                    By:______________________________
                                      Name:
                                      Title:

                                    PUBLIC STORAGE, INC.

                                    By:______________________________
                                      Name:
                                      Title:

                                                                   (W&T, Ltd-I)

                                   SCHEDULE I

                                   PROPERTIES

 Name                                       Location
 ----                                       --------
Reinli                                      937 Reinli
                                            Austin, Texas

Santiago                                    4202 Santiago Street
                                            Austin, Texas

Northwest Highway                           12343 Northwest Highway
                                            Dallas, Texas

Denton/I-35                                 12075 Denton Drive
                                            Dallas, Texas

Hempstead Highway                           13300 Hempstead Highway
                                            Houston, Texas

Pasadena/S. Shaver                          2700 South Shaver
                                            Pasadena, Texas

                                    EXHIBIT E

                       LETTER OF ENVIRONMENTAL CONSULTANT

                           SECONDARY CLIENT AGREEMENT

     This Agreement between _____________ and Law Environmental Consultants, Inc. is being entered in consideration of $200.00, the promise and obligations herein and other good and valuable consideration, the adequacy of which is hereby acknowledged by the parties. At the express request of __________ ("Client") and with full disclosure to and approval from same, Law Environmental Consultants, Inc. ("Law") through its subsidiaries, affiliates, branches, or divisions, as an independent consultant, agrees to provide _________________, its corporate successors and assigns (collectively "Secondary Client") for its additional benefit and use, copies of certain final reports (specify reports) prepared for Client by Law. Secondary Client may rely on the contents of those reports as if those reports were expressly prepared for Secondary Client subject to any limitation placed on the scope, nature and type of Law's services as stated in Law's proposal [specify] and/or report and subject to these terms and conditions contained herein. The services provided have been performed for Client and our report may or may not be suitable for all purposes of Secondary Client.

     STANDARD OF CARE AND WARRANTY. Law warrants that it has performed its services with that degree of skill and care ordinarily exercised by reputable members of the environmental engineering and scientific profession of Law or similar locality. NO OTHER WARRANTY, EXPRESSED OR IMPLIED, IS MADE OR INTENDED, except as set forth in the Reports.

     DOCUMENTS. Secondary Client agrees that Law's report is intended for Client and Secondary Client's exclusive reliance and internal use, and is not for the general distribution or publication. Without the prior consent of Law, any unauthorized use or further distribution by Secondary Client shall be at Secondary Client's and recipient's sole risk and without liability to Law.

     CONFLICT OF INTEREST. By request and use of the referenced report, Secondary Client expressly agrees to waive all claims of existing or potential conflicts of interest that may now exist or hereafter arise by Law's providing the requested report should any dispute arise between Client and Secondary Client.

LAW ENVIRONMENTAL CONSULTANTS, INC.  ____________________

Signed:  ___________________  Signed: ___________________

Title:   ___________________  Title:  ___________________

Date:    ___________________  Date:   ___________________

                                                                         ANNEX B

                                      DRAFT
                                 FORM OF OPINION

Prudential-Bache Properties, Inc.
  Managing General Partner
Prudential-Bache/Watson & Taylor, Ltd.-I
One Seaport Plaza, 16th Floor
New York, New York 10292

Gentlemen:

     You have advised us that Prudential-Bache/Watson & Taylor, Ltd.-I (the "Partnership") is entering into a transaction (the "Sale") in which the six properties owned by the Partnership (the "Properties") will be sold to Public Storage, Inc. (the "Buyer"), for an all-cash purchase price of $17,150,000, (the "Consideration"). The limited partners of the Partnership will be asked to approve the Sale.

     Prudential-Bache Properties, Inc., in its capacity as the managing general partner of the Partnership, has requested on behalf of the Partnership that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to the fairness to the Partnership, from a financial point of view, of the Consideration to be received in the Sale.

     In the course of our review to render this opinion, we have, among other things:

     o Reviewed the Consent Statement related to the Sale and filed with the Securities and Exchange Commission ("SEC") on September 16, 1996;

     o Reviewed the Contract of Sale between the Partnership and the Buyer, dated June 13, 1996;

     o Reviewed the Partnership's Annual Reports filed with the SEC on Form 10-K for the years ending December 31, 1993, 1994 and 1995 and the Quarterly Reports filed with the SEC on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, which reports the Partnership's management has indicated to be the most current financial statements available;

     o Reviewed the MAI-certified appraisals of the Properties owned by the Partnership dated September 30, 1995 performed by Cushman & Wakefield, Inc. (the "Appraisals");

     o Reviewed summary historical operating statements for each of the Properties for 1995 and the first six months of 1996 and operating budgets for 1996;

     o Performed site inspections of each of the Properties owned by the Partnership;

     o Reviewed information regarding purchases and sales of self-storage/office-warehouse properties and other information relating to acquisition criteria for self-storage/office-warehouse properties;

     o Discussed with management of the Partnership conditions in self-storage/office-warehouse property markets, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, current and projected operations and performance, and the financial condition of the Partnership;

     o Conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     In rendering this fairness opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Proxy Statement or that was furnished or otherwise communicated to us by the Partnership and the property manager. We have not performed an independent appraisal of the assets and liabilities of the Partnership and have relied upon and assumed the accuracy of the Appraisals. We have also relied on the assurances of the Managing General Partner that any financial statements, projections, budgets, or value estimates contained in the Consent Statement or otherwise provided to us, were reasonably prepared on bases consistent with actual historical experience and reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the appraised value of the Properties or the information reviewed between the date of the Appraisals or the date of the other information provided and the date of this letter, and that the Managing General Partner is not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

     We have not been requested to, and therefore did not: (i) select the method of determining the Consideration offered in the Sale, (ii) make any recommendation to the Unitholders of the Partnership with respect to whether to approve or reject the Sale or (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale, or tax factors resulting from the Sale. Our opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of our analysis and addresses the Sale in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Consideration to be received in the Sale is fair to the Partnership from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Partnership that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying this opinion.



Yours truly,


Robert A. Stanger & Co., Inc.
Shrewsbury, NJ

                                                                         ANNEX C

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

(Mark One)

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the fiscal year ended December 31, 1995

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-12048

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Texas                                             75-1861221
- --------------------------------------------------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

One Seaport Plaza, New York, N.Y.                 10292-0116
- -------------------------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

Securities registered pursuant to Section 12(b) of the Act:

                                      None
- -----------------------------------------------------------------------------

Securities registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
- ---------------------------------------------------------------------------
                                (Title of class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [CK] No _

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [CK]

                      DOCUMENTS INCORPORATED BY REFERENCE

     Annual Report to Limited Partners for the year ended December 31, 1995 is incorporated by reference into Parts I, II and IV of this Annual Report on Form 10-K.

     Amended and Restated Certificate and Agreement of Limited Partnership, included as part of the Registration Statement on Form S-11 (File No. 2-79950) filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated by reference into Part IV of this Annual Report on Form 10-K.

                               Index to exhibits can be found on pages 9 and 10.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                               TABLE OF CONTENTS

PART I                                                                                         PAGE
                                                                                               ----
Item  1    Business..........................................................................    3
Item  2    Properties........................................................................    4
Item  3    Legal Proceedings.................................................................    5
Item  4    Submission of Matters to a Vote of Limited Partners...............................    5

PART II
Item  5    Market for the Registrant's Units and Related Limited Partner Matters.............    5
Item  6    Selected Financial Data...........................................................    6
Item  7    Management's Discussion and Analysis of Financial Condition and Results of
             Operations......................................................................    6
Item  8    Financial Statements and Supplementary Data.......................................    6
Item  9    Changes in and Disagreements with Accountants on Accounting and Financial
             Disclosure......................................................................    6
PART III
Item 10    Directors and Executive Officers of the Registrant................................    6
Item 11    Executive Compensation............................................................    8
Item 12    Security Ownership of Certain Beneficial Owners and Management....................    8
Item 13    Certain Relationships and Related Transactions....................................    8

PART IV
Item 14    Exhibits, Financial Statement Schedules and Reports on Form 8-K
           Financial Statements and Financial Statement Schedules............................    9
           Exhibits..........................................................................    9
           Reports on Form 8-K...............................................................   10
SIGNATURES...................................................................................   14

                                     PART I

ITEM 1. BUSINESS

General

   Prudential-Bache/Watson & Taylor, Ltd.-I (the "Registrant"), a Texas limited partnership, was formed on October 20, 1982 and will terminate on December 31, 2050 unless terminated sooner under the provisions of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). The Registrant was formed for the purpose of acquiring, developing, owning, and operating mini-storage and office/warehouse facilities with proceeds raised from the initial sale of units of limited partnership interests ("Units"). The Registrant's fiscal year for book and tax purposes ends on December 31.

   The Registrant operates six properties, four of which are combination mini-storage and office/warehouse facilities and two of which are mini-storage facilities. For more information regarding the Registrant's properties, see Item 2 Properties. For more information regarding the Registrant's operations, see
Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations in the Registrant's Annual Report to Limited Partners for the year ended December 31, 1995 ("Registrant's Annual Report") which is filed as an exhibit hereto. The Registrant is engaged solely in the business of real estate investment; therefore, presentation of industry segment information is not applicable.

   On December 15, 1995, the Management Committee of the Registrant determined to seek bids for all of the properties held by the Registrant. As of March 22, 1996, preliminary bids have been received for all properties. If bids for the properties are deemed acceptable by the Registrant, the Registrant intends to enter into agreements to sell the properties, subject to the approval of the limited partners owning a majority of the Units as required by the Partnership Agreement. If such sales are approved and consummated, the Registrant will liquidate and distribute its net assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

General Partners

   The general partners of the Registrant are Prudential-Bache Properties, Inc. ("PBP"), George S. Watson and A. Starke Taylor, III (collectively, the
"General Partners"). PBP is the Managing General Partner and is responsible for the day-to-day operations of the Registrant and its investments. See Note E of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

Competition

   The General Partners and/or their affiliates have formed, and may continue to form, various entities to engage in businesses which may be competitive with the Registrant.

   The Registrant competes with national and regional real estate owners and operators, some of whom have more experience and resources than the Registrant. Such owners and operators may include insurance companies, mortgage banks, pension funds, and other real estate investors, including foreign investors, syndicated partnerships, and real estate investment trusts. The primary factors affecting a particular property's ability to successfully compete against other properties include the location of such property, the suitability of its design to a prospective tenant's needs, the manner in which it is managed and marketed, and rental rates. The extent to which the Registrant is affected by competition will depend, in part, on existing market conditions. The property managers, Public Storage Management, Inc. and Public Storage Commercial Properties Group, Inc., manage other properties which compete with the Registrant's properties within the same geographical area.

Employees

   The Registrant has no employees. Management and administrative services for the Registrant are performed by the General Partners and their affiliates pursuant to the Partnership Agreement. See Note E of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 2. PROPERTIES

   As of December 31, 1995, the Registrant owns the following properties:

                                                                                                 Monthly
                                                  Average                                        Rental
                                              Occupancy Rates                                     Rates
                                                  for the                                       Per Unit
                                                year ended                                        as of
                                               December 31,           Land        Rentable      December
            Property Location                     1995(1)          (in acres)      Units        31, 1995
- -----------------------------------------    -----------------     ----------     --------     -----------
Hempstead (Houston, TX)
  Mini-warehouse                                    89.3%             5.13            573      $ 19 - $235
                                                                                    -----
Pasadena (Houston, TX)
  Mini-warehouse                                    87.8              4.27            588      $ 21 - $200
                                                                                    -----
Northwest Highway (Dallas, TX)
  Mini-warehouse                                    90.3              3.58            617      $ 17 - $200
  Office/warehouse                                                                     12      $367 - $400
                                                                                    -----
                                                                                      629
                                                                                    -----
I-35 (Dallas, TX)
  Mini-warehouse                                    91.6              2.78            580      $ 15 - $150
  Office/warehouse                                                                     13      $367 - $400
                                                                                    -----
                                                                                      593
                                                                                    -----
Santiago (Austin, TX)
  Mini-warehouse                                    95.5              3.90            524      $ 25 - $133
  Office/warehouse                                                                     16      $350 - $500
                                                                                    -----
                                                                                      540
                                                                                    -----
Reinli (Austin, TX)
  Mini-warehouse                                    95.6              5.07            596      $ 31 - $196
  Office/warehouse                                                                     30      $375 - $630
                                                                                    -----
                                                                                      626
                                                                                    -----
                                                                                    3,549
                                                                                    =====

- ----------------------------------------------------------------------------------------------------------

(1) Average occupancy rates are calculated by averaging the monthly occupancies determined by dividing occupied square footage by available square footage as of each month-end.

     The Managing General Partner believes the Registrant's properties are adequately insured.

                                       C-4

     For the years ended December 31, 1995, 1994 and 1993, respectively, the following properties' rental revenues exceeded 15% of the Registrant's total revenue:

                                1995     1994     1993
                                ----     ----     ----
Reinli                           25%      25%      24%
I-35                             16       17       17
Northwest Highway                 *       17       17
Santiago                         16       16       16
- ----------------
  * Property's rental revenue was 15% or less of the Registrant's total revenue for the year.

     No single tenant accounted for 10% or more of the total revenue for any of the three years in the period ended December 31, 1995.

     For additional information describing the Registrant's properties, see Supplementary Schedule III--Real Estate and Accumulated Depreciation on page 12 in Item 14 Exhibits, Financial Statement Schedules and Reports on Form 8-K.

ITEM 3. LEGAL PROCEEDINGS

     This information is incorporated by reference to Note G of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF LIMITED PARTNERS

     None.

                                     PART II

ITEM 5. MARKET FOR THE REGISTRANT'S UNITS AND RELATED LIMITED PARTNER MATTERS

     As of March 1, 1996, there were 1,986 holders of record owning 29,187 Units, inclusive of 147, 73 and 73 equivalent limited partnership units held by PBP and Messrs. Watson and Taylor, respectively. A significant secondary market for the Units has not developed, and it is not expected that one will develop in the future. There are also certain restrictions set forth in Section 17.3 of the Partnership Agreement limiting the ability of a limited partner to transfer Units. Consequently, holders of Units may not be able to liquidate their investments in the event of an emergency or for any other reason.

     The following per Unit cash distributions were paid to limited partners on or about 45 days after the end of the specified quarter:

            Quarter Ended                          1995       1994
            -------------                         ------     ------
            March 31                              $ 8.35     $ 8.30
            June 30                                 8.35       9.23
            September 30                            8.35      10.00
            December 31                             8.35       8.35

     Distributions for the years ended December 31, 1995 and 1994 were made from current and previously undistributed cash generated by the operations of the Registrant's properties. Limited partner distributions were approximately $970,000 and $1,030,000 for the years ended December 31, 1995 and 1994, respectively. The amount of limited partner distributions that represented a return of capital on a generally accepted accounting principles (GAAP) basis was approximately $124,000 and $204,000 for the years ended December 31, 1995 and 1994, respectively (return of capital on a GAAP basis is calculated as limited partner distributions less net income allocated to limited partners). There are no material restrictions upon the Registrant's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. The Registrant currently expects that recurring quarterly cash distributions will continue to be paid in the foreseeable future from property operations. For discussion of other factors that may affect the amounts of future distributions, see Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 9 and 10 of the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 6. SELECTED FINANCIAL DATA

     The following table presents selected financial data of the Registrant. This data should be read in conjunction with the financial statements of the Registrant and the notes thereto on pages 2 through 8 of the Registrant's Annual Report which is filed as an exhibit hereto.

                                                          Year ended December 31,
                                     ------------------------------------------------------------------
                                        1995          1994          1993          1992          1991
                                     ----------    ----------    ----------    ----------    ----------
Total revenues                       $2,432,565    $2,319,275    $2,213,450    $2,074,031    $1,921,563
                                     ==========    ==========    ==========    ==========    ==========
Net income                           $  854,210    $  835,017    $  754,148    $  667,901    $  597,257
                                     ==========    ==========    ==========    ==========    ==========
Limited partner net income per
  Unit                               $    29.12    $    28.47    $    25.71    $    22.77    $    20.26
                                     ==========    ==========    ==========    ==========    ==========
Total assets                         $7,897,457    $7,986,151    $8,350,911    $8,508,796    $8,845,049
                                     ==========    ==========    ==========    ==========    ==========
Total distributions                  $  979,752    $1,040,760    $1,042,825    $1,021,693    $1,034,992
                                     ==========    ==========    ==========    ==========    ==========
Limited partner distributions per
  Unit                               $    33.40    $    35.48    $    35.55    $    34.83    $    35.10
                                     ==========    ==========    ==========    ==========    ==========

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This information is incorporated by reference to pages 9 and 10 of the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The financial statements are incorporated by reference to pages 2 through 8 of the Registrant's Annual Report which is filed as an exhibit hereto.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     There are no directors or executive officers of the Registrant. The Registrant is managed by the Managing General Partner.

     The Registrant, the Registrant's General Partners, PBP's directors and executive officers and any persons holding more than ten percent of the Registrant's Units are required to report their initial ownership of such Units and any subsequent changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Such General Partners, executive officers, directors and other persons who own greater than ten percent of the Registrant's Units are required by Securities and Exchange Commission regulations to furnish the Registrant with copies of all Forms 3, 4 or 5 they file. All of these filing requirements were satisfied on a timely basis. In making these disclosures, the Registrant has relied solely on written representations of the General Partners, PBP's directors and executive officers and other persons who own greater than ten percent of the Registrant's Units or copies of the reports they have filed with the Securities and Exchange Commission during and with respect to its most recent fiscal year.

Prudential-Bache Properties, Inc., Managing General Partner

     The directors and executive officers of PBP and their positions with regard to managing the Registrant are as follows:

Name                        Position
- ----                        --------
Thomas F. Lynch, III        President, Chief Executive Officer, Chairman of the
                              Board of Directors and Director
Barbara J. Brooks           Vice President--Finance and Chief Financial Officer
Eugene D. Burak             Vice President and Chief Accounting Officer
Chester A. Piskorowski      Vice President
Frank W. Giordano           Director
Nathalie P. Maio            Director

     THOMAS F. LYNCH, III, age 37, is the President, Chief Executive Officer, Chairman of the Board of Directors and a Director of PBP. He is a Senior Vice President of Prudential Securities Incorporated ("PSI"), an affiliate of PBP. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

     BARBARA J. BROOKS, age 47, is the Vice President--Finance and Chief Financial Officer of PBP. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

     EUGENE D. BURAK, age 50, is a Vice President of PBP. He is a First Vice President of PSI. Prior to joining PSI in September 1995, he was a management consultant for three years and was with Equitable Capital Management Corporation from March 1990 to May 1992. Mr. Burak is a certified public accountant.

     CHESTER A. PISKOROWSKI, age 52, is a Vice President of PBP. He is a Senior Vice President of PSI and is the Senior Manager of the Specialty Finance Asset Management area. Mr. Piskorowski has held several positions within PSI since April 1972. Mr. Piskorowski is a member of the New York and Federal Bars.

     FRANK W. GIORDANO, age 53, is a Director of PBP. He is a Senior Vice President of PSI and an Executive Vice President and General Counsel of Prudential Mutual Fund Management, Inc., an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

     NATHALIE P. MAIO, age 45, is a Director of PBP. She is a Senior Vice President and Deputy General Counsel of PSI and supervises non-litigation legal work for PSI. She joined PSI's Law Department in 1983; presently also serves in various capacities for other affiliated companies.

     James M. Kelso ceased to serve as President, Chief Executive Officer, Chairman of the Board of Directors and Director effective June 30, 1995. Effective June 30, 1995, Thomas F. Lynch, III was elected President, Chief Executive Officer, Chairman of the Board of Directors and Director. Robert J. Alexander ceased to serve as Vice President effective August 25, 1995. Eugene D. Burak was elected Vice President effective October 9, 1995.

     There are no family relationships among any of the foregoing directors or executive officers. All of the foregoing directors and executive officers have indefinite terms.

Individual General Partners

     George S. Watson, age 55, is a financial specialist and a certified public accountant. He is also a member of the board of directors of Lyco Energy Corporation as well as the Advisory Council of the University of Texas Business School and a member of its Chancellor's Council. Mr. Watson attended the University of Texas in Austin, graduating summa cum laude in 1963 with a B.B.A. in accounting and finance. He received his M.B.A. in accounting and finance from the University of Texas in 1965, graduating first in his class and summa cum laude. He has received various awards and scholarships and is a member of many fraternal organizations including Phi Kappa Phi, the honorary scholastic fraternity.

     A. Starke Taylor, III, age 52, holds a bachelor of business administration degree from Southern Methodist University which was awarded in 1966. He is past president of the North Dallas Chamber of Commerce. Active in the community, Mr. Taylor is the chairman of the board of Priority One, an international missionary organization, the founding chairman of the board of the Park Central Athletic Association, a member of the Dallas regional board of the Salvation Army, and a board member of the Dallas Theological Seminary. Mr. Taylor was recognized in 1983 by D Magazine as one of Dallas's 10 most outstanding young business leaders.

     There are no family relationships among any of the foregoing individual General Partners.

ITEM 11. EXECUTIVE COMPENSATION

     The Registrant does not pay or accrue any fees, salaries or any other form of compensation to either individual General Partner or to directors and officers of the Managing General Partner for their services. Certain officers and directors of the Managing General Partner receive compensation from affiliates of the Managing General Partner, not from the Registrant, for services performed for various affiliated entities, which may include services performed for the Registrant; however, the Managing General Partner believes that any compensation attributable to services performed for the Registrant is immaterial. See also Item 13 Certain Relationships and Related Transactions for information regarding reimbursement to the General Partners for services provided to the Registrant.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 1, 1996, no individual General Partner or director or officer of the Managing General Partner owns directly or beneficially any interest in the voting securities of the Managing General Partner.

     As of March 1, 1996, no individual General Partner or director or officer of the Managing General Partner owns directly or beneficially any of the Units issued by the Registrant. However, the General Partners have contributed to the Registrant and, based on such contribution, they received "equivalent units" entitling them to participate in the distributions to the limited partners and in the Registrant's profits and losses in the same proportion that the General Partners' capital contribution bears to the total capital contributions of the limited partners. The Managing General Partner has retained its right to receive funds from the Registrant, such as General Partner distributions and reimbursement of expenses, but has waived its right to share in any limited partner cash distributions and allocations of Registrant's profits and losses based upon such equivalent units.

     As of March 1, 1996, no limited partner beneficially owns more than five percent (5%) of the outstanding Units issued by the Registrant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Registrant has and will continue to have certain relationships with the General Partners and their affiliates. However, there have been no direct financial transactions between the Registrant and the individual General Partners or the directors or officers of the Managing General Partner during 1995.

     Reference is made to Notes A and E of the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto, which identify the related parties and discuss the services provided by these parties and the amounts paid or payable for their services.

                                     PART IV

                                                                                       Page
                                                                                     Number in
                                                                                   Annual Report
                                                                                   -------------
ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K
(a)        1. Financial Statements and Report of Independent Auditors--
              Incorporated by reference to the Registrant's Annual Report which is filed as an exhibit hereto

              Report of Independent Auditors                                             2
              Financial Statements:
              Statements of Financial Condition--December 31, 1995 and 1994              3
              Statements of Operations--Three years ended December 31, 1995              4
              Statements of Changes in Partners' Capital--Three years ended
              December 31, 1995                                                          4
              Statements of Cash Flows--Three years ended December 31, 1995              5
              Notes to Financial Statements                                              6

           2. Financial Statement Schedule and Consent of Independent Auditors
              Consent of Independent Auditors
              Schedule:
              III--Real Estate and Accumulated Depreciation at December 31,
                   1995
              Notes to Schedule III--Real Estate and Accumulated Depreciation
              All other schedules have been omitted because they are not applicable or the required information is included in the
              financial statements and the notes thereto.

           3. Exhibits
              Description:
               3.01 Amended and Restated Certificate and Agreement of Limited
                    Partnership (1)
               3.02 Amendment Number 8 to Amended and Restated Certificate and
                    Agreement of Limited Partnership (2)
               4.01 Revised Certificate of Limited Partnership Interest (3)
              10.01 Management Agreement (1)
              10.02 Property Management Agreement dated as of November 1, 1988 by and between the Registrant and Public Storage Commercial
                    Properties Group, Inc. (3)
              10.03 Property Management Agreement dated as of November 1, 1988 by and between the Registrant and Public Storage
                    Management, Inc. (3)
              10.04 Agreement Relating to General Partner Interests (1)
              13.01 Annual Report to Limited Partners for the year ended
                    December 31, 1995 (4) (with the exception of the information and data incorporated by reference in Items 3, 7 and 8 of this Annual Report on Form 10-K, no other information or data appearing in the Registrant's Annual Report is to be deemed filed as part of this report)
              27.   Financial Data Schedule (4)

(b)             Reports on Form 8-K
                Registrant's Current Report on Form 8-K dated December 6, 1995, as filed with the Securities and Exchange Commission on December
                6, 1995, relating to Item 5 regarding the communication of certain information to the limited partners.
                Registrant's Current Report on Form 8-K dated December 15, 1995, as filed with the Securities and Exchange Commission on December
                26, 1995, relating to Item 5 regarding the intention of the Partnership to solicit bids for the Partnership's properties.

- ------------------
(1) Filed as an exhibit to Registration Statement on Form S-11 (No. 2-79950) and incorporated herein by reference.
(2) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended March 31, 1990 and incorporated herein by reference.
(3) Filed as an exhibit to Registrant's Form 10-K for the year ended December 31, 1988 and incorporated herein by reference.
(4)  Filed herewith.

                        CONSENT OF INDEPENDENT AUDITORS

To the Partners
Prudential-Bache/Watson & Taylor, Ltd.-I

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Prudential-Bache/Watson & Taylor, Ltd.-I of our report dated February 16, 1996, included in the 1995 Annual Report to Limited Partners of
Prudential-Bache/Watson & Taylor, Ltd.-I.

Our audits also included the financial statement schedules of Prudential-Bache/Watson & Taylor Ltd.-1 listed in Item 14(a). These schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Ernst & Young
New York, New York
March 29, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1995

                                 INITIAL COST TO
                                   REGISTRANT                   COSTS                 GROSS AMOUNT AT WHICH CARRIED AT
                                    (NOTE B)                 CAPITALIZED                      CLOSE OF PERIOD
                         -------------------------------      SUBSEQUENT      ------------------------------------------------
                                         BUILDINGS AND            TO                           BUILDINGS AND          TOTAL
DESCRIPTION (NOTE A)        LAND          IMPROVEMENTS       ACQUISITION         LAND          IMPROVEMENTS         (NOTE C)
- ---------------------    -----------    ----------------     ------------     ----------     -----------------     -----------
MINI-WAREHOUSE:
Hempstead
Houston, Texas           $   282,424       $1,031,998         $  150,247      $  282,424        $ 1,182,245        $ 1,464,669
I-35/LBJ
Dallas, Texas                424,461        1,462,849            381,690         425,139          1,843,861          2,269,000
OFFICE/WAREHOUSE:
Northwest Highway
Dallas, Texas                463,964        1,899,006             54,524         465,385          1,952,109          2,417,494
Pasadena
Houston, Texas               224,439        1,040,190            322,321         224,439          1,362,511          1,586,950
Reinli
Austin, Texas                827,985          205,885          1,909,081         849,962          2,092,989          2,942,951
Santiago
Austin, Texas                688,424           46,477          1,573,309         713,187          1,595,023          2,308,210
                         -----------       ----------         ----------      ----------        -----------        -----------
                         $ 2,911,697       $5,686,405         $4,391,172      $2,960,536        $10,028,738        $12,989,274
                         ===========       ==========         ==========      ==========        ===========        ===========

- ------------------------------------------------------------------------------------------------------------------------------
                                               See notes on the following page

                                                                   LIFE ON WHICH
                                                                    DEPRECIATION
                                                                     IN LATEST
                       ACCUMULATED                                  STATEMENT OF
                       DEPRECIATION     DATE(S) OF      DATE       OPERATIONS IS
DESCRIPTION (NOTE A)     (NOTE D)       CONSTRUCTION  ACQUIRED        COMPUTED
- ---------------------  ------------     ----------    ---------    --------------
MINI-WAREHOUSE:
Hempstead                                                                    5 to
Houston, Texas          $   791,352           1972         1983          25 years
I-35/LBJ                                                                     5 to
Dallas, Texas             1,036,177           1983         1983          25 years
OFFICE/WAREHOUSE:
Northwest Highway                                                            5 to
Dallas, Texas             1,265,558           1982         1983          25 years
Pasadena                                                                     5 to
Houston, Texas              881,708           1972         1983          25 years
Reinli                                                                       5 to
Austin, Texas             1,148,565           1983         1983          25 years
Santiago                                                                     5 to
Austin, Texas               815,193      1983/1984         1983          25 years
                        -----------
                        $ 5,938,553
                        ===========
- --------------------------------------------------------------------------------


                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                             NOTES TO SCHEDULE III
                               DECEMBER 31, 1995

NOTE A--There are no mortgages, deeds of trust or similar encumbrances against any of the properties.

NOTE B--Initial cost represents the initial purchase price of the properties including acquisition fees.

NOTE C--RECONCILIATION SUMMARY OF TRANSACTIONS--REAL ESTATE OWNED

                                                                  YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------
                                                           1995            1994            1993
                                                        -----------     -----------     -----------
Balance at beginning of year........................    $12,797,371     $12,734,113     $12,711,677
Net additions during the year.......................        191,903          63,258          22,436
                                                        -----------     -----------     -----------
Balance at close of year............................    $12,989,274     $12,797,371     $12,734,113
                                                        ===========     ===========     ===========

     The aggregate cost of land, buildings and improvements for Federal income tax purposes for the tax year ended December 31, 1995 was $12,994,932.

NOTE D--RECONCILIATION SUMMARY OF TRANSACTIONS--ACCUMULATED DEPRECIATION

                                                                  YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------
                                                           1995            1994            1993
                                                        -----------     -----------     -----------
Balance at beginning of year........................    $ 5,580,646     $ 5,250,097     $ 4,923,668
Depreciation during the year
  charged to expense................................        357,907         330,549         326,429
                                                        -----------     -----------     -----------
Balance at close of year............................    $ 5,938,553     $ 5,580,646     $ 5,250,097
                                                        ===========     ===========     ===========


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-I

By: Prudential-Bache Properties, Inc.,
    A Delaware corporation,
    Managing General Partner

    By: /s/ Eugene D. Burak                      Date: March 29, 1996
    ----------------------------------------
    EUGENE D. BURAK
    VICE PRESIDENT AND
    CHIEF ACCOUNTING OFFICER

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partners) and on the dates indicated.

By: Prudential-Bache Properties, Inc.,
    A Delaware corporation,
    Managing General Partner

    By: /s/ Thomas F. Lynch, III                  Date: March 29, 1996
    -----------------------------------------
    THOMAS F. LYNCH, III
    PRESIDENT, CHIEF EXECUTIVE OFFICER AND
    CHAIRMAN OF THE BOARD OF DIRECTORS

    By: /s/ Barbara J. Brooks                     Date: March 29, 1996
    -----------------------------------------
    BARBARA J. BROOKS
    VICE PRESIDENT-FINANCE AND
    CHIEF FINANCIAL OFFICER

    By: /s/ Eugene D. Burak                       Date: March 29, 1996
    -----------------------------------------
    EUGENE D. BURAK
    VICE PRESIDENT

    By: /s/ Frank W. Giordano                     Date: March 29, 1996
    -----------------------------------------
    FRANK W. GIORDANO
    DIRECTOR

    By: /s/ Nathalie P. Maio                      Date: March 29, 1996
    -----------------------------------------
    NATHALIE P. Maio
    DIRECTOR

                                                            1995
- --------------------------------------------------------------------------------
PRUDENTIAL-BACHE/                                           ANNUAL
WATSON & TAYLOR, LTD.-I                                     REPORT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                               1995 ANNUEL REPORT


                                                                      May 1996


     Enclosed are the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of
Prudential-Bache/Watson & Taylor, Ltd.-I for the year ended December 31, 1995.

     As set forth in the accompanying Annual Report, on December 15, 1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. The Partnership has received bids for all the properties and is engaged in specific negotiations for the sale of all such properties. However, there can be no assurances that such negotiations will lead to the execution of an agreement or that any transactions will be consummated. The limited partners will be advised if the Partnership enters into a definitive agreement to sell the properties.

     The Partnership's net income decreased by approximately $19,000 in 1995 as compared to 1994. Rental income increased by approximately $109,000 in 1995 as compared to 1994 due to improved rental rates at all of the properties.

     Property operating expenses increased by approximately $44,000 in 1995 as compared to 1994 primarily due to increases in property level payroll costs at all of the properties and an increase in utility expense at Reinli and Northwest Highway partially offset by decreases in repairs and maintenance expense at Hempstead and Pasadena. General and administrative expenses increased by approximately $12,000 in 1995 as compared to 1994 primarily due to increased professional fees and higher costs associated with administering the Partnership.

     A distribution of $8.35 per $500 unit for the quarter ended December 31, 1995 was paid in February 1996. This distribution was funded from cash generated from property operations for the fourth quarter 1995. Your Prudential Securities account was credited with your distribution unless you previously instructed otherwise.

     We encourage you to read the attached report for a more complete discussion of the Partnership's results of operations. Should you have any questions concerning your investment or your account status, please contact the Client Services Department at 1-800-535-2007.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Prudential-Bache/Watson & Taylor, Ltd.-I

We have audited the accompanying statements of financial condition of Prudential-Bache/Watson & Taylor, Ltd.-I as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of Prudential-Bache/Watson & Taylor, Ltd.-I as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note B to the financial statements, in 1995, the Partnership changed its method of accounting for the carrying value of real estate by adopting Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Ernst & Young
New York, New York
February 16, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                               December 31,
                                                                       -----------------------------
                                                                           1995             1994
- ----------------------------------------------------------------------------------------------------
ASSETS
Land                                                                   $ 2,960,536      $ 2,960,536
Buildings and improvements                                               9,528,828        9,347,790
Furniture, fixtures and equipment                                          499,910          489,045
Less: Accumulated depreciation                                          (5,938,553)      (5,580,646)
                                                                       -----------      -----------
Property                                                                 7,050,721        7,216,725
Cash and cash equivalents                                                  838,954          760,357
Other assets                                                                 7,782            9,069
                                                                       -----------      -----------
Total assets                                                           $ 7,897,457      $ 7,986,151
                                                                       ===========      ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Accrued real estate taxes                                              $   238,178      $   227,374
Accounts payable and accrued expenses                                      100,490           81,025
Unearned rental income                                                      81,263           84,236
Due to affiliates, net                                                      33,171           29,183
Deposits due to tenants                                                     28,635           23,071
                                                                       -----------      -----------
Total liabilities                                                          481,737          444,889
                                                                       -----------      -----------
Contingencies
Partners' capital
Limited partners (29,187 limited and equivalent units issued and
  outstanding)                                                           7,320,693        7,444,980
General partners                                                            95,027           96,282
                                                                       -----------      -----------
Total partners' capital                                                  7,415,720        7,541,262
                                                                       -----------      -----------
Total liabilities and partners' capital                                $ 7,897,457      $ 7,986,151
                                                                       ===========      ===========

- ----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                            STATEMENTS OF OPERATIONS

                                                                    Year ended December 31,
                                                            ----------------------------------------
                                                               1995           1994           1993
- ----------------------------------------------------------------------------------------------------
REVENUES
Rental income                                               $2,412,547     $2,303,102     $2,199,480
Interest                                                        20,018         16,173         13,970
                                                            ----------     ----------     ----------
                                                             2,432,565      2,319,275      2,213,450
                                                            ----------     ----------     ----------
EXPENSES
Property operating                                             695,643        651,805        563,922
Depreciation                                                   357,907        330,549        326,429
General and administrative                                     287,831        275,361        335,484
Real estate taxes                                              236,974        226,543        233,467
                                                            ----------     ----------     ----------
                                                             1,578,355      1,484,258      1,459,302
                                                            ----------     ----------     ----------
Net income                                                  $  854,210     $  835,017     $  754,148
                                                            ==========     ==========     ==========
ALLOCATION OF NET INCOME
Limited partners                                            $  845,668     $  826,667     $  746,607
                                                            ==========     ==========     ==========
General partners                                            $    8,542     $    8,350     $    7,541
                                                            ==========     ==========     ==========
Net income per limited partnership unit                     $    29.12     $    28.47     $    25.71
                                                            ==========     ==========     ==========

- ----------------------------------------------------------------------------------------------------

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                             LIMITED         GENERAL
                                                            PARTNERS        PARTNERS         TOTAL
- -----------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1992                       $ 7,934,444     $   101,238     $8,035,682
Net income                                                     746,607           7,541        754,148
Distributions                                               (1,032,385)        (10,440)    (1,042,825)
                                                           -----------     -----------     ----------
Partners' capital--December 31, 1993                         7,648,666          98,339      7,747,005
Net income                                                     826,667           8,350        835,017
Distributions                                               (1,030,353)        (10,407)    (1,040,760)
                                                           -----------     -----------     ----------
Partners' capital--December 31, 1994                         7,444,980          96,282      7,541,262
Net income                                                     845,668           8,542        854,210
Distributions                                                 (969,955)         (9,797)      (979,752)
                                                           -----------     -----------     ----------
Partners' capital--December 31, 1995                       $ 7,320,693     $    95,027     $7,415,720
                                                           ===========     ===========     ==========


- -----------------------------------------------------------------------------------------------------

                   The accompanying notes are an integral part of these statements

                                      C-20

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                            STATEMENTS OF CASH FLOWS

                                                                    Year ended December 31,
                                                           ------------------------------------------
                                                              1995           1994            1993
- -----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Rental income and deposits received                        $2,416,425     $ 2,284,838     $ 2,175,316
Interest received                                              20,018          16,173          13,970
Property operating expenses paid                             (684,647)       (646,943)       (540,278)
Real estate taxes paid                                       (226,170)       (231,224)       (224,647)
General and administrative expenses paid                     (275,374)       (398,058)       (228,764)
                                                           ----------     -----------     -----------
Net cash provided by operating activities                   1,250,252       1,024,786       1,195,597
CASH FLOWS FROM INVESTING ACTIVITIES
Property improvements                                        (191,903)        (63,258)        (22,436)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid to partners                               (979,752)     (1,056,333)     (1,034,621)
                                                           ----------     -----------     -----------
Net increase (decrease) in cash and cash equivalents           78,597         (94,805)        138,540
Cash and cash equivalents at beginning of year                760,357         855,162         716,622
                                                           ----------     -----------     -----------
Cash and cash equivalents at end of year                   $  838,954     $   760,357     $   855,162
                                                           ==========     ===========     ===========
- -----------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income                                                 $  854,210     $   835,017     $   754,148
                                                           ----------     -----------     -----------
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation                                                  357,907         330,549         326,429
Changes in:
Other assets                                                    1,287           2,664          (7,568)
Accounts payable and accrued expenses                          19,465         (77,972)        104,569
Due to affiliates, net                                          3,988         (42,527)         25,795
Accrued real estate taxes                                      10,804          (4,681)          8,820
Unearned rental income                                         (2,973)        (14,297)        (18,371)
Deposits due to tenants                                         5,564          (3,967)          1,775
                                                           ----------     -----------     -----------
Total adjustments                                             396,042         189,769         441,449
                                                           ----------     -----------     -----------
Net cash provided by operating activities                  $1,250,252     $ 1,024,786     $ 1,195,597
                                                           ==========     ===========     ===========
- -----------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
Distributions to partners                                  $ (979,752)    $(1,040,760)    $(1,042,825)
Increase (decrease) in distribution payable                        --         (15,573)          8,204
                                                           ----------     -----------     -----------
Distributions paid to partners                             $ (979,752)    $(1,056,333)    $(1,034,621)
                                                           ==========     ===========     ===========
- -----------------------------------------------------------------------------------------------------
                   The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                         NOTES TO FINANCIAL STATEMENTS

A. GENERAL

     Prudential-Bache/Watson & Taylor, Ltd.-I (the "Partnership") is a Texas limited partnership formed on October 20, 1982 which will terminate on December 31, 2050 unless terminated sooner under the provisions of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring, owning, developing and operating mini-storage and combination mini-storage and office/warehouse facilities. The general partners of the Partnership are Prudential-Bache Properties, Inc. ("PBP"), a wholly-owned subsidiary of Prudential Securities Group Inc., George S. Watson, and A. Starke Taylor, III (collectively, the "General Partners"). PBP is the Managing General Partner and is responsible for the day-to-day operations of the Partnership and its investments. At December 31, 1995, the Partnership owned six properties.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

     The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partners to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property

     Effective December 31, 1995, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS No. 121, impairment of properties to be held and used is determined to exist when estimated amounts recoverable through future operations on an undiscounted basis are below the properties' carrying value. If a property is determined to be impaired, it should be recorded at the lower of its carrying value or its estimated fair value. For properties that are held for sale, SFAS No. 121 states that they should be recorded at the lower of carrying amount or estimated fair value less costs to sell. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. Accordingly, effective December 31, 1995, the Partnership has reclassified its properties from held for use to held for sale and has ceased depreciating the properties for financial statement purposes only. The adoption of SFAS No. 121 had no material effect on the financial position of the Partnership as of December 31, 1995.

     The determination of estimated fair value is based, not only upon future cash flows, which rely upon estimates and assumptions including expense growth, occupancy and rental rates, but also upon market capitalization and discount rates as well as other market indicators. The General Partners believe that the estimates and assumptions used are appropriate in evaluating the carrying amount of the Partnership's properties. However, changes in market conditions and circumstances may occur in the near term which would cause these estimates and assumptions to change, which, in turn, could cause the amounts ultimately realized upon the sale or other disposition of the properties to differ materially from their estimated fair value. Such changes may also require write-downs in future years.

     Prior to December 31, 1995, the Partnership carried its property investments at the lower of depreciated cost or estimated amounts recoverable through future operations and ultimate disposition of the property. Property investments were depreciated or amortized using the straight-line method over their estimated economic lives which range from 5 to 25 years depending on property type. A provision for loss on impairment of assets would have been recorded when estimated amounts recoverable through future operations and ultimate disposition of the property on a undiscounted basis were below depreciated cost. No provision for loss on impairment of assets has been recorded by the Partnership.

Cash and cash equivalents

     Cash and cash equivalents include money market funds whose cost approximates market value.

Income taxes

     The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

     Net income (loss) from operations is allocated and cash from operations is being distributed 99% to the limited partners and 1% to the General Partners.

     Proceeds from the sale of the properties and liquidation of the Partnership will be distributed in accordance with the Partnership Agreement.

     Net income per limited partnership unit is based on 29,040 limited and equivalent units outstanding, which excludes 147 equivalent units held by PBP (see Note E) for which PBP has waived all of its rights therein. Per unit amounts for 1993 have been restated to eliminate the equivalent units held by PBP.

C. PROPERTY

     The Partnership's property is comprised of the following:

                                                       December 31,
                                                --------------------------
                                                   1995            1994
                                                ----------      ----------
     Hempstead--Houston, Texas                  $  673,317      $  704,707
     I-35--Dallas, Texas                         1,232,823       1,285,073
     Northwest Highway--Dallas, Texas            1,151,936       1,203,131
     Pasadena--Houston, Texas                      705,242         620,403
     Reinli--Austin, Texas                       1,794,386       1,862,430
     Santiago--Austin, Texas                     1,493,017       1,540,981
                                                ----------      ----------
                                                $7,050,721      $7,216,725
                                                ==========      ==========


     For the years ended December 31, 1995, 1994 and 1993, respectively, the following properties' rental revenues exceeded 15% of the Partnership's total revenue:

                                        1995     1994     1993
                                        ----     ----     ----
        Reinli                           25%      25%      24%
        I-35                             16       17       17
        Northwest Highway                 *       17       17
        Santiago                         16       16       16

     * Property's rental revenue was 15% or less of the Partnership's total revenue for the year.

     No single tenant accounted for 10% or more of the total revenue for any of the three years in the period ended December 31, 1995.

D. MINIMUM FUTURE LEASE REVENUES

     The Partnership earns a majority of its rental income from month-to-month and other short-term leasing arrangements. The Partnership also has certain noncancellable operating leases on the Partnership's properties. The minimum future rental revenues receivable under these noncancellable operating leases are approximately $685,000 and $61,000 for the years ended December 31, 1996 and 1997, respectively.

E. RELATED PARTIES

     PBP and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management, transfer and assignment functions, asset management, investor communications, printing and other administrative services. PBP and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement. The costs and expenses incurred on behalf of the Partnership which are reimbursable to PBP and its affiliates for the years ended December 31, 1995, 1994 and 1993 were approximately $105,000, $81,000 and $114,000, respectively.

     Affiliates of Messrs. Watson and Taylor, the individual General Partners, also perform certain administrative and monitoring functions on behalf of the Partnership. In 1994, the Partnership recorded approximately $31,000 for the reimbursement of certain prior periods' general, administrative and monitoring expenses incurred by affiliates of the individual General Partners. Approximately $21,000 was incurred in 1995.

     PBP and the individual General Partners of the Partnership, own 147, 73 and 73 equivalent limited partnership units, respectively. PBP receives funds from the Partnership, such as General Partner distributions and reimbursement of expenses, but has waived all of its rights resulting from its ownership of equivalent limited partnership units. Accordingly, the 147 units owned by PBP have been excluded from the calculation of net income per limited partnership unit and distributions per limited partnership unit.

     Prudential Securities Incorporated ("PSI"), an affiliate of PBP, owns 406 limited partnership units at December 31, 1995.

F. INCOME TAXES

     The following is a reconciliation of net income for financial reporting purposes to net income for tax reporting purposes:

                                                                            December 31
                                                                ------------------------------------
                                                                  1995         1994          1993
                                                                --------     ---------     ---------
Net income per financial statements                             $854,210     $ 835,017     $ 754,148
Rent received in advance, net of reversal of prior year
  amount                                                          (2,973)      (14,297)      (18,371)
Tax depreciation and amortization in excess of book amounts     (122,193)     (144,134)     (222,284)
                                                                --------     ---------     ---------
Tax basis net income                                            $729,044     $ 676,586     $ 513,493
                                                                ========     =========     =========


     The differences between the tax basis and book basis of partners' capital are primarily attributable to the cumulative effect of the book to tax income adjustments.

G. CONTINGENCIES

     By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, a number of purported class actions then pending in various federal district courts were transferred to a single judge of the United States District Court for the Southern District of New York and consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket 1005). On June 8, 1994, plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, PSI, certain of its present and former employees and PBP. The Partnership was not named a defendant in the consolidated complaint, but the name of the Partnership was listed as being among the limited partnerships at issue in the case.

     On August 9, 1995, PBP, PSI and other Prudential defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interests of the plaintiff class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the PSI settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid by PSI.

H. SUBSEQUENT EVENT

     In February 1996, distributions of approximately $243,000 and $ 2,000 were paid to the limited partners and to the General Partners, respectively, for the quarter ended December 31, 1995.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership owns and operates two mini-storage facilities and four combination mini-storage and office/warehouse facilities. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. As of March 22, 1996, preliminary bids have been received for all properties. If bids for the properties are deemed acceptable by the Partnership, the Partnership intends to enter into agreements to sell the properties, subject to the approval of the limited partners owning a majority of the Units as required by the Partnership Agreement. If such sales are approved and consummated, the Partnership will liquidate and distribute its net assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

     During the year ended December 31, 1995, the Partnership's cash and cash equivalents increased by approximately $79,000 due to cash flow from property operations in excess of capital expenditures and distributions to partners. Distributions during the year ended December 31, 1995 totaled approximately $980,000, of which $970,000 was paid to the limited partners and $10,000 to the General Partners. These distributions were funded from property operations.

     The Partnership's ability to make future distributions to the partners and the amount that may be made will be affected not only by the amount of cash generated by the Partnership from operations of its properties, but also by the amount expended for property improvements and the amount set aside for anticipated property improvements. Property improvements are currently budgeted at approximately $150,000 for 1996.

RESULTS OF OPERATIONS

   Average occupancy rates for the years ended December 31, 1995, 1994 and 1993 were as follows:

                                             December 31,
                                        ----------------------
               Property                 1995     1994     1993
               -----------------------------------------------
               Hempstead                89.3%    89.7%    85.8%
               Pasadena                 87.8     85.1     86.8
               Northwest Highway        90.3     89.9     85.6
               I-35                     91.6     91.5     91.0
               Santiago                 95.5     94.6     92.7
               Reinli                   95.6     96.3     96.4
               -----------------------------------------------

                   (Average occupancy rates are calculated by
                averaging the monthly occupancies determined by
                  dividing occupied square footage by available
                      square footage as of each month-end.)

1995 vs 1994

     Net income increased by $19,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994 for the reasons discussed below.

     Rental income increased by approximately $109,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994. The increase in rental income is primarily due to higher rental rates at all the properties.

     Property operating expenses increased by approximately $44,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994. This is due primarily to increases in property level payroll costs at all of the properties and an increase in utility expense at Reinli and Northwest Highway partially offset by decreases in repairs and maintenance expense at Hempstead and Pasadena. Management fees also increased because they are based on rental income.

     General and administrative expenses increased by approximately $12,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994 primarily due to increased professional fees and higher costs associated with administering the Partnership.

1994 vs 1993

     Net income increased by approximately $81,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993 for the reasons discussed below.

     Rental income increased by approximately $104,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993. Rental income increased at the I-35 and Reinli properties due to higher rental rates; and at the Northwest Highway and Santiago properties due to higher average occupancies. Rental income decreased at the Pasadena property because of lower rental rates. Rental income at the Hempstead property remained stable as the effect of higher average occupancy rates was offset by lower rental rates.

     Property operating expenses increased by approximately $88,000 for the year ended December 31, 1994 compared to the year ended December 31, 1993 due primarily to an increase in property level payroll costs, insurance and utility rates and repairs and maintenance expenses for projects at the Hempstead and Santiago properties.

     General and administrative expenses decreased approximately $60,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993 primarily due to a decrease in legal costs.

                               OTHER INFORMATION

The Partnership's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available to limited partners without charge upon written request to:

        Prudential-Bache/Watson & Taylor, Ltd.-I
        P.O. Box 2016
        Peck Slip Station
        New York, New York 10272-2016

                                                                         ANNEX D

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(Mark One)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended June 30, 1996

                                       OR

/ /TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
   ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number: 0-12048

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Texas                                              75-1861221
- --------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

One Seaport Plaza, New York, N.Y.                  10292-0116
- --------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

Registrant's telephone number, including area code (212) 214-1016

                                      N/A
- --------------------------------------------------------------------------------
   FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT.

   Indicate by check CK whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _CK_ No __

                         Part I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION
                                  (UNAUDITED)


                                                    June 30,       December 31,
                                                      1996             1995
                                                   ----------      -----------
ASSETS
Property held for sale                             $ 7,084,796     $ 7,050,721
Cash and cash equivalents                              780,337         838,954
Other assets                                            10,814           7,782
                                                   -----------     -----------
Total assets                                       $ 7,875,947     $ 7,897,457

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accounts payable and accrued expenses              $   283,395     $   100,490
Accrued real estate taxes                              120,131         238,178
Unearned rental income                                  73,750          81,263
Due to affiliates, net                                  96,579          33,171
Deposits due to tenants                                 26,745          28,635
                                                   -----------     -----------
Total liabilities                                      600,600         481,737
                                                   -----------     -----------
PARTNERS' CAPITAL
Limited partners (29,187 limited and
  equivalent units issued and outstanding)           7,181,724       7,320,693
General partners                                        93,623          95,027
                                                   -----------     -----------
Total partners' capital                              7,275,347       7,415,720
                                                   -----------     -----------
Total liabilities and partners' capital            $ 7,875,947     $ 7,897,457
                                                   ===========     ===========
- --------------------------------------------------------------------------------

         The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                            STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                        Six months                 Three months
                                                      ended June 30,              ended June 30,
                                                 -------------------------     ---------------------
                                                    1996           1995          1996         1995
                                                 ----------     ----------     --------     --------
REVENUES
Rental income                                    $1,215,647     $1,184,120     $612,523     $599,187
Interest                                              8,381          9,213        3,844        4,544
                                                 ----------     ----------     --------     --------
                                                  1,224,028      1,193,333      616,367      603,731
                                                 ----------     ----------     --------     --------
EXPENSES
General and administrative                          424,229        119,220      287,102       48,104
Property operating                                  332,168        348,360      150,203      168,892
Real estate taxes                                   118,129        112,716       59,025       56,322
Depreciation                                             --        173,132           --       87,626
                                                 ----------     ----------     --------     --------
                                                    874,526        753,428      496,330      360,944
                                                 ----------     ----------     --------     --------
Net income                                       $  349,502     $  439,905     $120,037     $242,787
                                                 ==========     ==========     ========     ========
ALLOCATION OF NET INCOME
Limited partners                                 $  346,007     $  435,506     $118,837     $240,359
                                                 ==========     ==========     ========     ========
General partners                                 $    3,495     $    4,399     $  1,200     $  2,428
                                                 ==========     ==========     ========     ========
Net income per limited partnership unit          $    11.91     $    15.00     $   4.09     $   8.28
                                                 ==========     ==========     ========     ========
- ----------------------------------------------------------------------------------------------------


                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                   (UNAUDITED)


                                                              Limited       General
                                                              Partners      Partners       Total
                                                             ----------     --------     ----------
Partners' capital--December 31, 1995                         $7,320,693     $95,027      $7,415,720
Net income                                                      346,007       3,495         349,502
Distributions                                                  (484,976)     (4,899)       (489,875)
                                                             ----------     -------      ----------
Partners' capital--June 30, 1996                             $7,181,724     $93,623      $7,275,347
                                                             ==========     =======      ==========
- ---------------------------------------------------------------------------------------------------


         The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                            STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                             Six months
                                                           ended June 30,
                                                      -------------------------
                                                         1996           1995
                                                      ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Rental income and deposits received                   $1,203,212     $1,193,231
Interest received                                          8,381          9,213
Property operating expenses paid                        (357,412)      (363,356)
Real estate taxes paid                                  (236,176)      (225,361)
General and administrative expenses paid                (152,672)      (108,753)
                                                      ----------     ----------
Net cash provided by operating activities                465,333        504,974
CASH FLOWS FROM INVESTING ACTIVITIES
Property improvements                                    (34,075)      (104,606)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid to partners                          (489,875)      (489,875)
                                                      ----------     ----------
Net decrease in cash and cash equivalents                (58,617)       (89,507)
Cash and cash equivalents at beginning of period         838,954        760,357
                                                      ----------     ----------
Cash and cash equivalents at end of period            $  780,337     $  670,850
                                                      ==========     ==========
- --------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income                                            $  349,502     $  439,905
                                                      ----------     ----------
Adjustments to reconcile net income to net
  cash provided by operating activities:
Depreciation                                                  --        173,132
Changes in:
Other assets                                              (3,032)         3,886
Accounts payable and accrued expenses                    182,905        (10,112)
Due to affiliates, net                                    63,408          5,583
Accrued real estate taxes                               (118,047)      (112,645)
Unearned rental income                                    (7,513)            58
Deposits due to tenants                                   (1,890)         5,167
                                                      ----------     ----------
Total adjustments                                        115,831         65,069
                                                      ----------     ----------
Net cash provided by operating activities             $  465,333     $  504,974
                                                      ==========     ==========
- --------------------------------------------------------------------------------

         The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
                         NOTES TO FINANCIAL STATEMENTS
                                 June 30, 1996
                                  (Unaudited)

A. GENERAL

     These financial statements have been prepared without audit. In the opinion of Prudential-Bache Properties, Inc. ("Managing General Partner") ("PBP"), the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of Prudential-Bache/Watson & Taylor, Ltd.-I (the "Partnership") as of June 30, 1996, the results of its operations for the six and three months ended June 30, 1996 and 1995 and its cash flows for the six months ended June 30, 1996 and 1995. However, the operating results for the interim periods may not be indicative of the results expected for the full year.

     Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995.

     On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. On June 10, 1996, the Partnership entered into a contract with Public Storage, Inc., the current property manager of the Partnership's properties, for the sale of all the Partnership's properties for an aggregate sales price of $17,150,000. This sale is subject to the approval by the limited partners holding a majority of the limited partnership units and certain other conditions and potential price adjustments.

     The Partnership anticipates sending proxy statements in August 1996 or as soon thereafter as practicable for the purpose of advising limited partners of the terms of the agreement and to solicit their consent of the proposed sale. It is expected that, if approved, the sale will close before December 31, 1996. Following the closing, the Partnership will make one or more cash distributions to the limited partners. The bulk of the distributions are expected to occur shortly after the closing with the remainder expected to be distributed within twelve months after the closing, at which time the Partnership would then be liquidated.

B. RELATED PARTIES

     PBP and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management, transfer and assignment functions, asset management, investor communications, printing and other administrative services. PBP and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement. The costs and expenses incurred on behalf of the Partnership which are reimbursable to PBP and its affiliates for the six months ended June 30, 1996 and 1995 were approximately $79,000 and $58,000, respectively, and for the three months ended June 30, 1996 and 1995, were approximately $49,000 and $23,000, respectively.

     Affiliates of Messrs. Watson and Taylor, the individual General Partners, also perform certain administrative and monitoring functions on behalf of the Partnership. Relating to the reimbursement of these services, the Partnership recorded approximately $20,000 and $3,000 for the six months ended June 30, 1996 and 1995, respectively and for the three months ended June 30, 1996 and 1995 recorded approximately $12,000 and $1,000, respectively.

     PBP and the two individual General Partners of the Partnership own 147, 73 and 73 equivalent limited partnership units, respectively. PBP receives funds from the Partnership, such as General Partner distributions and reimbursement of expenses, but has waived all of its rights resulting from its ownership of equivalent limited partnership units. Accordingly, the 147 units owned by PBP have been excluded from the calculation of net income per limited partnership unit and distributions per limited partnership unit.

     Prudential Securities Incorporated ("PSI"), an affiliate of PBP, owns 406 limited partnership units at June 30, 1996.

C. SUBSEQUENT EVENT

     In August 1996, distributions of approximately $243,000 and $2,000 were paid to the limited partners and to the General Partners, respectively, for the quarter ended June 30, 1996.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I
                            (a limited partnership)
           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership owns and operates two mini-storage facilities and four combination mini-storage and office/warehouse facilities. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. On June 10, 1996, the Partnership entered into a contract with Public Storage, Inc., the current property manager of the Partnership's properties, for the sale of all the Partnership's properties for an aggregate sales price of $17,150,000. This sale is subject to the approval by the limited partners holding a majority of the limited partnership units and certain other conditions and potential price adjustments.

     The Partnership anticipates sending proxy statements in August 1996 or as soon thereafter as practicable for the purpose of advising limited partners of the terms of the agreement and to solicit their consent of the proposed sale. It is expected that, if approved, the sale will close before December 31, 1996. Following the closing, the Partnership will make one or more cash distributions to the limited partners. The bulk of the distributions are expected to occur shortly after the closing with the remainder expected to be distributed within twelve months after the closing, at which time the Partnership would then be liquidated.

     During the six months ended June 30, 1996, the Partnership's cash and cash equivalents decreased by approximately $59,000 due to distributions to partners and capital expenditures in excess of cash flow from property operations. Distributions made during the three months ended June 30, 1996 totaled approximately $245,000, of which $243,000 was paid to the limited partners and $2,000 to the General Partners. These distributions were funded from current and prior periods' property operations.

     The Partnership's ability to make future distributions to the partners and the amount that may be made will be affected not only by the amount of cash generated by the Partnership from the operations of its properties, including the amount expended for property improvements, but also by the amount from and the timing of any sale of the Partnership's properties.

RESULTS OF OPERATIONS

     Average occupancy rates for the six months ended June 30, 1996 and 1995 were as follows:

                                                         June 30,
                                                      --------------
        Property                                      1996      1995
        --------                                      ----      ----
        Hempstead                                     86.4%     87.6%
        Pasadena                                      86.4      86.9
        Northwest Highway                             85.6      90.1
        I-35                                          89.9      91.8
        Santiago                                      92.6      96.7
        Reinli                                        92.9      95.1
        ------------------------------------------------------------
       (Average occupancy rates are calculated by averaging the monthly occupancies determined by dividing occupied square footage by available square footage as of each month-end.)

     Net income decreased by approximately $90,000 and $123,000 for the six and three months ended June 30, 1996 as compared to the corresponding periods in 1995 primarily for the reasons discussed below.

     Rental income increased by approximately $32,000 and $13,000 for the six and three months ended June 30, 1996 as compared to the corresponding periods in 1995. The increase is primarily due to higher rental income collected at Reinli and Santiago as a result of an increase in rental rates at the two properties. This increase was partially offset due to lower average occupancy rates at all properties.

     General and administrative expenses increased by approximately $305,000 and $239,000 for the six and three months ended June 30, 1996 as compared to the corresponding periods in 1995. This variance was primarily due to the accrual of professional fees and other costs relating to the anticipated solicitation of the consent of the limited partners for the sale of the properties.

     Property operating expenses decreased by approximately $16,000 and $19,000 for the six and three months ended June 30, 1996 as compared to the corresponding periods in 1995. The decrease is primarily due to a reduction in repairs and maintenance expense at all the properties except Santiago where the repairs and maintenance expense was relatively flat.

     Depreciation expense decreased by approximately $173,000 and 88,000 for the six and three months ended June 30, 1996 as compared to the corresponding periods in 1995 due to the reclassification of the Partnership's properties from held for use to held for sale as of December 31, 1995. Under generally accepted accounting principles, such properties are no longer depreciated and therefore no depreciation expense has been recorded for the six and three months ended June 30, 1996.

                           PART II. OTHER INFORMATION

Item 1. Legal Proceedings--None

Item 2. Changes in Securities--None

Item 3. Defaults Upon Senior Securities--None

Item 4. Submission of Matters to a Vote of Security Holders--None

Item 5. Other Information--None

Item 6. Exhibits and Reports on Form 8-K

       (a) Exhibits

         Description:

         4.01 Revised Certificate of Limited Partnership Interest (filed as an exhibit to Registrant's Form 10-K for the year ended December 31, 1988 and incorporated herein by reference)

         27.1 Financial Data Schedule (filed herewith)

       (b) Reports on Form 8-K

             Registrant's Current Report on Form 8-K dated June 14, 1996, as filed with the Securities and Exchange Commission on June 20, 1996, relating to Item 5 regarding the Registrant's entering into a contract of sale for all of the Registrant's properties.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-I

By: Prudential-Bache Properties, Inc.
    A Delaware corporation,
    Managing General Partner

    By: /s/ Eugene D. Burak                            Date: August 14, 1996
    -------------------------------------------
    EUGENE D. BURAK
    VICE PRESIDENT
    CHIEF ACCOUNTING OFFICER FOR THE REGISTRANT

                                                                       Annex E
                            Ernst & Young Tax Letter

To the Partners of Prudential-Bache/Watson & Taylor, Ltd.-I
New York, New York

At your request, we have determined the estimated gain for federal income tax purposes resulting from the sale of the assets of Prudential-Bache/Watson & Taylor, Ltd.-I ("the Partnership"). In determining such estimated gain we have considered the following:

     1.   Contract of Sale

     2.   Partnership Agreement as we understand it to be in effect

     3. Prior years' federal income tax returns and related supporting analyses

     4.   Estimated Expenses of Sale

     5. The Partnership's assumptions made with respect to 1996 results of operations and asset additions and disposals.

Based upon our consideration of such information provided by the Partnership and discussions related thereto, the total gain on the sale of the assets of the Partnership allocable to the unitholders will approximate $12.1 million or an average gain of $415 per unit. This estimate is based upon the Internal Revenue Code of 1986, as amended, existing final, temporary and proposed Treasury regulations thereunder, published rulings and practices of the Internal Revenue Service, and court decisions, all as currently in effect. There can be no assurance that future legislation or administrative changes or court decisions will not significantly modify the federal income tax law regarding the determination of the estimated gain, potentially with retroactive effect.

September 17, 1996

                             [FORM OF FRONT OF CARD]

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I

                                  CONSENT CARD

CONSENT IS SOLICITED ON BEHALF OF PRUDENTIAL-BACHE PROPERTIES, INC. AS THE MANAGING GENERAL PARTNER ("PB PROPERTIES") OF PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-I (THE "PARTNERSHIP"). THE GENERAL PARTNERS RECOMMEND CONSENT ON THE PROPOSAL.

Unitholders should not send any Certificates with this Consent Card. Unitholders are urged to mark, sign, date and mail promptly this Consent Card in the envelope provided. Consent Cards must be received by 10:00 a.m. New York time on Friday, October 18, 1996, unless the time is extended.

THIS CARD, IF SIGNED AND RETURNED, SHALL BE DEEMED TO APPROVE THE PROPOSAL IF NOT INDICATED TO THE CONTRARY.

EACH CONSENT CARD MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.

                             [FORM OF BACK OF CARD]

     SALE OF ASSETS AND LIQUIDATION

     The undersigned hereby votes all Units beneficially owned by the undersigned on the proposed Sale of Assets and Liquidation as follows:

         / / Approve       / / Disapprove       / / Abstain

     the sale of substantially all of the assets of the Partnership as contemplated by the Contract of Sale by and between the Partnership and Public Storage, Inc. and the complete liquidation and dissolution of the Partnership, all as more fully described in the Consent Statement dated September 17, 1996.

                                            SIGNATURE

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                                            Date: ______________________ , 1996

              PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD USING
                             THE ENCLOSED ENVELOPE.